Exhibit 10.23

OFFICE LEASE

BY AND BETWEEN

SRI MISSION TOWERS II LLC,

a Delaware limited liability company,

as Landlord

and

ARTISOFT, INC.,

a Delaware corporation,

(dba “VERTICAL COMMUNICATIONS”)

as Tenant

For Suite 400,

3979 Freedom Circle Drive,

Santa Clara, California

Dated as of: June 6, 2005

i

OFFICE LEASE

THIS OFFICE LEASE (“Lease”) is entered and dated for reference purposes only as June 6, 2005, by and between “Landlord” and “Tenant” (as such terms are defined below).

ARTICLE 1

SALIENT LEASE TERMS

1.1 Rent Payment Address:	To the lockbox or other location designated by Landlord from time to time

1.2 “Landlord” and Notice Address:

Landlord:

SRI Mission Towers II LLC,

a Delaware limited liability company

Notice Address:

SRI Mission Towers II LLC

c/o Shorenstein Company LLC

555 California Street: 49th Floor

San Francisco, California 94104

Attn: Corporate Secretary

With a copy to Landlord c/o of the management office of the Building.

1.3 “Tenant” and Notice Address:

Tenant:

Artisoft, Inc., a Delaware corporation

dba “Vertical Communications”

Notice Addresses:

To the Premises

Attention: Chief Financial Officer

With a copy to:

Artisoft, Inc.

5 Cambridge Center

Cambridge, MA 02142

Attention: Chief Financial Officer

1.4 “Premises”:	Suite 400, 3979 Freedom Circle Drive, Santa Clara, California, comprising the entire Rentable Area of the fourth (4th) floor of the Building, and approximately 24,907 square feet of Rentable Area, as outlined in Exhibit B attached hereto.

1.5 “Building”:	That building located at 3979 Freedom Circle Drive, Santa Clara, California, containing approximately 283,132 square feet of Rentable Area, which shall be deemed the actual square footage of Rentable Area in the Building.

1.6 “Complex”:	The Parking Garage (hereinafter defined), the Building, the parcel of land that contains the Building, and the Common Areas (hereinafter defined), all as generally outlined in Exhibit A attached hereto.

1.7 Estimated Commencement Date:	August 1, 2005 (“Estimated Commencement Date”)

1.8 “Term”:	The period beginning on the Commencement Date, and ending on the last day of the sixty-sixth (66th) full calendar month thereafter.

1.9 “Minimum Monthly Rent”:	(A) Period Minimum Monthly Rent Rent Year 1 $34,869.80 Rent Year 2 $36,115.15 Rent Year 3 $37,3609.50 Rent Year 4 $38,605.85 Rent Year 5 $39,851.20 (B) Advance Rent: $34,869.80

1.10 “Letter of Credit”:	$140,000.00 subject to reduction as provided in Article 8.

1.11 “Permitted Use”:	The Premises shall be used solely for general office purposes.

1.12 Proportionate Share:	Tenant’s initial Proportionate Share is 8.80% based on the radio that the Rentable Area of the Premises (i.e., 24,907 square feet) bears to the Rentable Area of the Building (i.e., 283,132 square feet).

1.13 “Broker”:	Shorenstein Management, Inc. and Resource Commercial Real Estate, Inc.

1.14 “Reciprocal Easement Agreement”:	That Amended and Restated Easement Agreement dated as of July 7, 2003, and recorded July 8, 2003 in the Official Records of Santa Clara County, California as Document No. 17164202, as the same may be amended from time to time.

1.15 Parking Allocation:	3.77 parking spaces per 1,000 square feet of Rentable Area of the Premises, as rounded down to the nearest whole number of parking spaces.

1.16 Contents:

Included as part of this Lease are the following Exhibits and addenda which are attached and incorporated herein by this reference:

Exhibits:

A – Plan of the Complex

B – Floor Plan of the Premises

C – Work Letter for Construction Obligations

D – Acknowledgement of Commencement Date

E – Rules & Regulations

F – Form of Letter of Credit

G – Landlord’s Furniture

ARTICLE 2

ADDITIONAL DEFINITIONS

The terms defined in this Article 2 shall, for all purposes of this Lease and all agreements supplemental hereto, have the meanings herein specified, unless expressly stated otherwise.

“Commencement Date” shall mean the date on which Landlord shall deliver the Premises to Tenant with the Tenant Improvements Substantially Completed (as such terms are defined in Exhibit C attached hereto) and with Landlord’s Furniture installed in the Premises and the Premises may be legally occupied for general offices purposes.

“Common Areas” shall mean all areas and facilities outside the Premises within the exterior boundaries of the parcel of land containing the Building of which the Premises form a part, together with the exterior plaza and access areas within the Complex, all as provided and designated by Landlord from time to time for the general use and convenience of Tenant and of other Tenants of Landlord having the common use of such areas, and their respective authorized representatives and invitees. Common Areas include, without limitation, corridors, stairways, elevator shafts, janitor rooms in the Building, the Parking Garage, the driveways and landscaped areas in the Complex as generally outlined on Exhibit A attached hereto. Exhibit A is tentative and Landlord reserves the right to make alterations thereto from time to time.

“Insurance Costs” shall mean all premiums and costs and expenses for all policies of insurance which may be obtained by Landlord in its discretion for (a) the Premises, the Building, the Parking Garage and the Common Areas of the Complex, and any blanket policies, covering damage thereto and loss of rents caused by fire and other perils Landlord elects to cover, including, without limitation, coverage for earthquakes and floods, (b) commercial general liability insurance for the benefit of Landlord and its designees, (c) such other coverage Landlord elects to obtain for the Premises, the Building and/or the Common Areas of the Complex, including, without limitation, coverage for environmental liability and losses, and (d) such insurance premiums charged to Landlord under the Reciprocal Easement Agreement.

“Landlord’s Furniture” means the furniture set forth on Exhibit G attached hereto. Tenant acknowledges that Landlord’s Furniture is and shall remain throughout the Term the property of Landlord. Tenant shall have the right to use Landlord’s Furniture throughout the Term, and upon the expiration or earlier termination of this Lease Tenant shall surrender possession of Landlord’s furniture to Landlord. Tenant shall not remove Landlord’s Furniture from the Premises without the prior written consent of Landlord.

“Lease Year” means any calendar year, or portion thereof, following the commencement hereof, the whole or any part of which period is included within the term.

“Operating Costs” means all expenses, costs and disbursements of any kind other than Taxes and Insurance Costs paid, incurred or payable by Landlord, or others on behalf of Landlord, in connection with the ownership, management, operation, maintenance and repair and other related activities in connection with any part of the Building and the Common Areas of the Complex and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, in accordance with Landlord’s standard accounting procedures. Operating Costs shall include, but not be limited to, the aggregate of the amount paid for:

(1) all gas, electric, water, sewers, oil and other utilities, including any surcharges, imposed, serving the Building and the Common Areas of the Complex;

(2) painting for the Building and the Common Areas of the Complex; managerial and administrative expenses;

(3) the total charges of any independent contractors employed in the repair, care, operation, maintenance, and cleaning of the Building and/or the Common Areas of the Complex;

(4) the amount paid or payable for all supplies occasioned by everyday wear and tear;

(5) the costs of window and exterior wall cleaning of the Building and the Common Areas of the Complex; and the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Complex, or any portion thereof;

(6) the cost of accounting services necessary to compute the rents and charges payable by Tenants and keep the books of the Building and the Common Areas of the Complex;

(7) fees for management, including, without limitation, office rent, supplies, equipment, salaries, wages, payroll tax, workers compensation, disability insurance, bonuses and other compensation (including fringe benefits, vacation, holidays and other paid absence benefits) relating to employees of Landlord or its agents engaged in the management, operation, repair, or maintenance of the Building and/or the Common Areas of the Complex;

(8) fees for legal, accounting (including, without limitation, any outside audit as Landlord may elect in its sole and absolute discretion), inspection and consulting services;

(9) the cost of porters, guards and other protection services;

(10) the cost of establishing and maintaining the Building’s directory board;

(11) payments for general maintenance and repairs to the plant and equipment, including supplying climate control to the Building and the Common Areas of the Complex;

(12) the cost of supplying all services pursuant to Article 11 hereof to the extent such services are not paid by individual Tenants;

(13) the cost for the repair and replacement of all maintenance and cleaning equipment and master utility meters and of the costs incurred for repairing or replacing all other fixtures equipment and facilities serving or comprising the Building and the Common Areas of the Complex;

(14) all assessments, costs and charges payable by Landlord under the Reciprocal Easement Agreement, and all community association dues, assessments and charges and property owners’ association dues, assessments and charges which may be imposed upon Landlord by virtue of any recorded instrument affecting title to the Building;

(15) all costs to upgrade, improve or change the utility, efficiency or capacity or any utility or telecommunication system serving the Building and the Common Areas of the Complex;

(16) the repair and replacement, resurfacing and/or repaving of any paved areas, curbs or gutters within the Building or the Common Areas of the Complex;

(17) the repair and replacement of any equipment or facilities serving the Complex; and

(18) the cost of any capital repairs, improvements and replacements made by the Landlord to the Building or the Common Areas of the Complex (“Capital Costs”). However, certain Capital Costs shall be includable in Operating Costs each year only to the extent of that fraction allocable to the year in question calculated by amortizing such Capital Cost over the reasonably useful life of the improvement resulting therefrom, as determined by Landlord in its good faith discretion, with interest on the unamortized balance at the higher of (i) ten percent (10%) per annum; or (ii) the interest rate as may have been paid by Landlord for the funds borrowed for the purpose of performing the work for which the Capital Costs have been expended, but in no event to exceed the highest rate permissible by law. The Capital Costs subject to such amortization procedure are restricted to the following two categories: (a) those costs for capital improvements to the Building or the Common Areas of the Complex of a type which do not normally recur more frequently than every five (5) years in the normal course of operation and maintenance of such facilities (specifically excluding painting of all or a portion of the Complex); (b) replacement of capital improvements or Building or Common Area service equipment when required because of normal wear and tear; (c) costs for capital improvements incurred for the purpose of reducing other operating expenses or utility costs, from which Tenant can expect a reasonable benefit, and (d) costs for capital improvements that are required by governmental law, ordinance, regulation or mandate, not applicable to the Complex at the time of the original construction; and

(19) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Costs, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program;

Operating Costs shall not include the following:

(1) legal expenses incurred expressly for negotiating a lease with a particular Tenant, or as a result of a default of a specific Tenant, which negotiations or default does not affect the operation of the Complex;

(2) costs of installing leasehold improvements in leaseable space for Tenants or occupants or prospective Tenants or occupants of the Building;

(3) real estate brokers’ leasing commissions;

(4) legal fees, space planner fees and advertising expenses incurred with regard to leasing the Building or portions thereof;

(5) any cost or expenditure to the extent for which Landlord is reimbursed, by insurance proceeds or otherwise, except by a Tenant’s direct or pro rata share of payment;

(6) depreciation or amortization of the Building or its contents or components, except to the extent of amortization of Capital Costs as provided above;

(7) legal expenses incurred in enforcing the terms of any other lease at the Building; or

(8) any bad debt loss, rent loss, or reserve for bad debt or rent loss.

“Parking Garage” means the parking structure, fixtures and other improvements now located on the Complex as generally depicted in Exhibit A attached hereto. The Parking Garage is located on land not owned by Landlord, but such land and the Parking Garage are subject to the Reciprocal Easement Agreement.

“Proportionate Share” shall be that fraction (converted to a percentage) the numerator of which is the Rentable Area (hereinafter defined) of the Premises and the denominator of which is the Rentable Area of the Building. Tenant’s Proportionate Share as of the

commencement of the Term hereof is specified in Section 1.12. Said Proportionate Share shall be recalculated by Landlord as may be required effective as at the commencement of any period to which the calculation is applicable in this Lease. Notwithstanding the preceding provisions of this Section, Tenant’s Proportionate Share as to certain expenses may be calculated differently to yield a higher percentage share for Tenant as to certain expenses in the event Landlord permits other Tenants in the Building to directly incur such expenses rather than have Landlord incur the expense in common for the Building (such as, by way of illustration, wherein a Tenant performs its own janitorial services). In such case Tenant’s proportionate share of the applicable expense shall be calculated as having as its denominator the Rentable Area of all floors rentable to Tenants in the Building less the Rentable area of Tenants who have incurred such expense directly. In any case in which Tenant, with Landlord’s consent, incurs such expenses directly, Tenant’s proportionate share will be calculated specifically so that expenses of the same character which are incurred by Landlord for the benefit of other Tenants in the Building shall not be prorated to Tenant. Nothing herein imply that Landlord will permit Tenant or any other Tenant of the Building to incur any Operating Costs. Any such permission shall be in the sole discretion of the Landlord, which Landlord may grant or withhold in its arbitrary judgment.

“Real Estate Taxes” or “Taxes” shall mean and include all general and special taxes, assessments, fees of every kind and nature, duties and levies, charged and levied upon or assessed by any governmental authority against the parcel containing the Building and all other improvements on such parcel, including the various estates in such parcel and the Building and improvements thereon, any leasehold improvements, fixtures, installations, additions and equipment, whether owned by Landlord or Tenant or any other Tenant; except that it shall exclude any taxes of the kind covered by Section 6.1 hereof to the extent Landlord is reimbursed therefore by any Tenant in the Building. Further included in the definition of Taxes herein shall be general and special assessments, license fees, commercial rental tax, levy, or tax (other than inheritance or estate taxes) imposed by any authority having the direct or indirect power to tax, as against any legal or equitable interest of Landlord in the Building, the Common Areas or the Complex, or, as against Landlord’s right to rent or other income therefrom, or as against Landlord’s business of leasing the Premises, the Building, parcel or the Complex, any tax, fee, or charge with respect to the possession, leasing, transfer of interest, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant, of the Premises, the Building, parcel or any portion thereof or the Complex, or any tax imposed in substitution, partially or totally, for any tax previously included within the definition of Taxes herein, or any additional tax, the nature of which may or may not have been previously included within the definition of Taxes.

Taxes shall also include the amount of Taxes payable by Landlord under the Reciprocal Easement Agreement for the Parking Garage the parcel of land that contains the Parking Garage.

Taxes shall also include the reasonable cost to Landlord of contesting the amount, validity, or the applicability of any Taxes. If at any time during the term of this Lease the method of taxation or assessment of real estate or the income therefrom prevailing at the time of execution hereof shall be, or has been altered so as to cause the whole or any part of the Taxes now or hereafter levied, assessed or imposed on real estate to be levied, assessed or imposed upon Landlord, wholly or partially, as a capital levy, business tax, fee, permit or other charge, or on or measured by the Rents received therefrom, then such new or altered taxes, regardless of their nature, which are attributable to the land, the Building, the Common Areas or to other improvements on the land shall be deemed to be included within the term Real Estate Taxes or Taxes for purposes of this Section, whether in substitution for, or in addition to any other Real Estate Taxes or Taxes, save and except that such shall not be deemed to include any enhancement of said tax attributable to other income of Landlord. With respect to any general or special assessments which may be levied upon or against the Premises, the Building, the Common Areas or the underlying realty, or which may be evidenced by improvement or other bonds, and may be paid in annual or semi-annual installments, only the amount of such installment, prorated for any partial year, and statutory interest shall be included within the computation of Taxes for which Tenant is responsible hereunder.

Notwithstanding anything to the contrary contained in the foregoing definition of Real Estate Taxes, Tenant shall not be responsible or liable for the payment of any state or federal income taxes assessed against Landlord, or any estate, succession or inheritance taxes of Landlord, or corporation franchise taxes imposed upon the corporate owner of the fee of the Building.

“Rent” means Minimum Monthly Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease.

“Rent Commencement Date” means the date that is one hundred eighty (180) days after the Commencement Date. Notwithstanding the foregoing, if the Commencement Date shall have been delayed by reason of Tenant Delay (as defined in Exhibit C attached hereto), then the Rent Commencement Date shall be deemed accelerated by the number of days of such delay.

“Rent Year” means, as to the Rent Year 1, the period commencing on the Rent Commencement Date and ending on the last day of the twelfth (12th) full calendar month thereafter, and as to each subsequent Rent Year, the twelve (12) full calendar month period commencing after the expiration of the prior Rent Year, except that the last Rent Year under this Lease shall in any event end on the expiration of this Lease.

“Rentable Area” as used in the Lease shall be determined as follows:

(a) Single Tenant Floor. As to each floor of the Building on which the entire space rentable to Tenants is or will be leased to one Tenant, Rentable Area shall be the entire area bounded by the inside surface of the exterior glass walls on such floor, including all areas used for elevator lobbies, corridors, special stairways, special elevators, restrooms, mechanical rooms, electrical rooms and telephone closets, without deduction for columns and other structural portions of the Building or vertical penetrations that are included for the special use of Tenant, but excluding the area contained within the interior walls of the Building stairs, fire towers, vertical ducts, elevator shafts, flues, vents, stacks, pipe shafts, and the rentable square footage described in Paragraph (c) below.

(b) Multi-Tenant Floor. As to each floor of the Building on which space is or will be leased to more than one Tenant, Rentable Area attributable to each such lease shall be the total of (i) the entire area included within the Premises covered by such lease, being the area bounded by the inside surface of any exterior glass walls, the exterior of all walls separating such Premises from any public corridors or other public areas on such floor, and the centerline of all walls separating such Premises from other areas leased or to be leased to other Tenants on such floors, (ii) a pro rata portion of the area within the elevator lobbies, corridors, restrooms, mechanical rooms, electrical rooms, telephone closets and their enclosing walls situated on such floor and (iii) the rentable square footage described in Paragraph (c) below.

(c) Building Load. In any event, Rentable Area shall also include Tenant’s Proportionate Share of the lobbies of the Building and Tenant’s Proportionate Share of the area of the emergency equipment, fire pump equipment, electrical switching gear, telephone equipment and mail delivery facilities servicing the Building.

(d) Deemed Square Footage. The Rentable Area of the Premises is deemed to be the square footage set forth in Section 1.4 of this Lease as of the date hereof, and Rentable Area of the Building is deemed to be the square footage set forth in Section 1.5 hereof. From time to time at Landlord’s option, Landlord may re-measure the Rentable Area of the Premises and the Building, which determination shall be conclusive and thereon Tenant’s Proportionate Share shall be adjusted accordingly.

“Structural” as herein used shall mean any portion of the Premises, the Building or the Common Areas of the Complex which provides bearing support to any other integral member of the Premises, the Building or the Common Areas of the Complex such as, by limitations, the roof structure (trusses, joists, beams), posts, load bearing walls, foundations, girders, floor joists, footings, and other load bearing members constructed by Landlord.

“Tenant Improvements” shall mean the Tenant improvements, if any, to be constructed pursuant to Exhibit C attached hereto.

ARTICLE 3

PREMISES AND COMMON AREAS

3.1 Demising Clauses. Landlord hereby leases to Tenant, and Tenant hires from Landlord the Premises, consisting of the approximate square footage listed in the Salient Lease Terms, which the parties agree shall be deemed the actual square footage, subject to change by Landlord in connection with changes in the Rentable Area of the floor on which the Premises are located or as otherwise permitted pursuant to this Lease.

3.2 Reservation. Landlord reserves the area beneath and above the Building as well as the exterior thereof together with the right to install, maintain, use, repair and replace repairs pipes, ducts, conduits, wires, and structural elements leading through the Premises serving other parts of the Building and the Common Areas of the Complex, so long as such items are concealed by walls, flooring or ceilings. Such reservation in no way affects the maintenance obligations imposed herein. Landlord may change the shape, size, location, number and extent of the improvements to any portion of the Building or the Common Areas of the Complex and/or the address or name of the Building without the consent of Tenant.

3.3 Covenants, Conditions and Restrictions. The parties agree that this Lease is subject to effect of (a) any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way of record, and any other matters or documents of record, including, without limitation, the Reciprocal Easement Agreement referred to in the Salient Lease Terms; (b) any zoning laws of the city, county and state where the Complex is situated; and (c) general and special taxes not delinquent. Tenant agrees that as to its leasehold estate, Tenant and all persons in possession or holding under Tenant will conform to and will not violate the terms of any covenants, conditions or restrictions of record which may now or hereafter encumber the Building or the Complex (collectively, the “restrictions”). This Lease is subordinate to the restrictions and any amendments or modifications thereof.

3.4 Common Areas. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Building or the Complex. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

(a) Common Areas—Changes. Landlord shall have the right, in Landlord’s sole discretion, from time to time, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for rent abatement.

(1) To make changes and reductions to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways;

(2) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(3) To designate other land outside the boundaries of the Building to be a part of the Common Areas;

(4) To add additional improvements to the Common Areas;

(5) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or the Complex, or any portion thereof;

(6) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas, the Building and the Complex as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

(b) Common Area Maintenance. Landlord shall, in Landlord’s sole discretion, maintain the Common Areas (subject to reimbursement pursuant to this Lease), establish and enforce reasonable rules and regulations concerning such areas, close any of the Common Areas to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas, close temporarily any of the Common Areas for maintenance purposes, and make changes to the Common Areas including, without limitation, changes in the location of driveways, corridors, entrances, exists, the designation of areas for the exclusive use of others, the direction of the flow of traffic or construction of additional buildings thereupon. Landlord may provide security for the Common Areas, but is not obligated to do so. Under no circumstances shall Landlord be liable or responsible for any acts or omissions of any party providing any services to the Common Areas, the Building or other improvements, including, without limitation, any security service, notwithstanding anything to the contrary contained in this Lease. As of the date hereof, the owner of the Mission Tower One Building (as defined in Section 3.4(c)(1) below) maintains the Parking Garage.

(c) Parking. Provided Tenant is not in default or breach of any term or provision of this Lease or has not vacated the Premises, Tenant is allocated and shall have the non-exclusive right on an unassigned and unreserved basis to use, without charge, not more than the number of parking spaces specified in Section 1.15 hereof for use by Tenant and its directors, officers, employees, contractors, suppliers, agents, subtenants, licensees, occupants and invitees (“Tenant Parties”), the location of which may be designated from time to time by Landlord (the “Parking Spaces”). At no time, may Tenant or any of Tenant’s Parties use more than the number of Parking Spaces specified above.

(1) Operation. The Parking Spaces allocated to Tenant are located in the Parking Garage. The Parking Garage is located on land that is owned by the owner of the adjacent building located at 3975 Freedom Circle Drive, Santa Clara, California (“Mission Tower One Building”). The Parking Garage is subject to the Reciprocal Easement Agreement and is operated and maintained by the owner of the Mission Tower One Building. The Parking Garage provides parking for the Building and the Mission Tower One Building.

(2) General Procedures. The unreserved parking spaces hereunder may be provided on an unreserved valet parking basis. The Parking Spaces initially will not be separately identified, however Landlord reserves the right in its sole and absolution discretion to separately identify by signs or other markings the area where Tenant’s Parking Spaces will be located. Landlord or the owner of the Mission Tower One Building may arrange for the Parking Garage to be operated by an independent contractor. Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such operator. Landlord shall have no obligation to monitor the use of such parking facility, nor shall Landlord be responsible for any loss or damage to any vehicle or other property or for any injury to any person. Said Parking Spaces shall be used only for parking of automobiles no longer than full size passenger automobiles, sport utility vehicles or pickup trucks. Tenant shall comply with all rules and regulations which may be adopted by Landlord or the owner of Mission Tower One Building or the operator of the Parking Garage from time to time.

(3) Usage. Tenant shall not at any time use more parking spaces than the number so allocated to Tenant or park its vehicles or the vehicles of others in any portion of the Complex designated as an exclusive parking area. Tenant shall not have the exclusive right to use any specific parking space. All trucks and delivery vehicles shall be (i) parked in area designated for such vehicles, (ii) located and unloaded in a manner which does not interfere with the businesses of other occupants of the Complex, and (iii) permitted to remain on the Complex only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects or is required by any law to limit or control parking in the Complex, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord.

(4) Identification. Tenant shall furnish Landlord with a list of its employees’ vehicle license numbers within fifteen (15) days after taking possession of the Premises and thereafter shall notify Landlord of any changes within five (5) business days after request by Landlord. Landlord also reserves the right to implement a system requiring that all employees of Tenant attach a parking sticker or parking permit to its vehicle.

(5) Remedies. Tenant acknowledges and agrees that a breach of the parking provisions by Tenant or any of Tenant’s Parties may seriously interfere with Landlord’s operation of the Complex and with the rights or occupancy by other tenants of the Complex and in the Mission Tower One Building. Accordingly, Landlord may suffer damages that are not readily ascertainable. Therefore, if Tenant or any of Tenant’s Parties use more than the number of allocated Parking Spaces, or park other than such designated by Landlord for the Parking Spaces, or otherwise fail to comply with any of the foregoing provisions, then Landlord, in addition to any other rights or remedies available at law or in equity or under the Lease, may charge Tenant, as liquidated damages, Twenty-Five Dollars ($25.00) per day for the first such violation and Fifty Dollars ($50.00) per day for each subsequent violation, and Tenant shall pay such charge within thirty (30) days after request by Landlord. Each vehicle parked in violation of the foregoing provisions shall be deemed a separate violation. In addition, Landlord may immobilize and/or tow from the Complex any vehicle parked in violation hereof, and/or attach violation stickers or notices to such vehicle. The cost to remove any such vehicle shall be paid by Tenant within ten (10) days after request by Landlord.

ARTICLE 4

TERM OF POSSESSION

4.1 Commencement Date. The Term of this Lease shall commence on the Commencement Date and shall be for the term specified in Section 1.8 hereof (which includes as set forth in Section 1.8 any partial month at the commencement of the Term if the Term commences other than on the first day of the calendar month).

4.2 Acknowledgment of Commencement. After delivery of the Premises to Tenant, Tenant shall execute a written acknowledgement of the date of commencement in the form attached hereto as Exhibit D, and by this reference it shall be incorporated herein. The failure of Tenant to execute such acknowledgment or the failure of Landlord to request such acknowledgment shall not delay or extent or otherwise affect the start of the Commencement Date or any obligation of Tenant to pay any Rent or perform other obligations under this Lease.

4.3 Pre-Term Possession. If the Premises are to be constructed or remodeled by Landlord, Landlord may notify Tenant when the Premises are ready for Tenant’s fixturing or Tenant’s work, which may be prior to substantial completion of the Premises by Landlord. Tenant may thereupon enter the Premises for such purposes at its own risk, to make such improvements as Tenant shall have the right to make, to install fixtures, supplies, inventory and other property. Tenant agrees that it shall not in any way interfere with the progress of Landlord’s work by such entry. Should such entry prove an impediment to the progress of Landlord’s work, in Landlord’s judgment, Landlord may demand that Tenant forthwith vacate the Premises until such time as Landlord’s work is complete, and Tenant shall immediately comply with this demand. During the course of any pre-term possession, whether such pre-term period arises because of an obligation of construction on the part of Landlord, or otherwise, all terms and conditions of this Lease, except for rent and commencement, shall apply, particularly with reference to indemnity by Tenant of Landlord under section 10.4 and 14.4.

4.4 Delay. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant with the Tenant Improvements Substantially Completed at the Estimated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable for any loss or damage resulting therefrom, but in that event, there shall be no accrual of Rent for the period between the Estimated Commencement Date and the Commencement Date, except if the delay is due to a Tenant Delay. If Landlord cannot deliver the Premises to Tenant within four (4) months beyond the Estimated Commencement Date, as such four (4) month period shall be extended by reason of fire, flood or other casualty, then Landlord or Tenant may elect to terminate this Lease by notice to the other party given within ten (10) days after the expiration of such four (4) month period, as so extended.

4.5 Acceptance of Work. Within fifteen (15) days following the date Tenant takes possession of the Premises, Tenant may provide Landlord with a punch list which sets forth any corrective work to be performed by Landlord with respect to work performed by Landlord; provided, however, that Tenant’s obligation to pay Rent and other sums under this Lease shall not be affected thereby. If Tenant fails to submit a punch list to Landlord within such fifteen (15) day period, Tenant agrees that by taking possession of the Premises it will conclusively be deemed to have inspected the Premises and found the Premises in satisfactory condition, with all work required of Landlord completed. Tenant acknowledges that neither Landlord, nor any agent, employee or servant of Landlord, has made any representation or warranty, expressed or implied, with respect to the Premises, the Building or the Common Areas of the Complex, or with respect to the suitability of them to the conduct of Tenant’s business, nor has Landlord agreed to undertake any modifications, alterations, or improvements of the Premises, the Building or the Common Areas of the Complex, except as specifically provided in this Lease.

4.6 Failure to Take Possession. Tenant’s inability or failure to take possession of the Premises when delivery is tendered by Landlord shall not delay the Commencement Date of the Lease or Tenant’s obligation to pay Rent. Tenant acknowledges that Landlord shall incur significant expenses upon the execution of this Lease, even if Tenant never takes possession of the Premises, including, without limitation, brokerage commissions and fees, legal or other professional fees, the costs of space planning and the costs of construction of Tenant Improvements in the Premises. Tenant acknowledges that all of said expenses, in addition to all other expenses incurred and damages suffered by Landlord, shall be included in measuring Landlord’s damages should Tenant breach the terms of this Lease.

ARTICLE 5

MINIMUM MONTHLY RENT

5.1 Payment. Tenant shall pay to Landlord at the address specified in Section 1.1, or at such other place as Landlord may otherwise designate, as “Minimum Monthly Rent” for the Premises the amount specified in Section 1.9 hereof, payable in advance commencing on the Rent Commencement Date and continuing thereafter on the first day of each month during the Term of the Lease. If the Term commences on other than the first day of a calendar month, the rent for the first partial month shall be prorated accordingly. All payments of Minimum Monthly Rent and other Rent shall be in lawful money of the United States, and payable without deduction, offset, counterclaim, or, except as expressly provided in this Lease, prior notice or demand.

5.2 Advance Rent. The amount specified in Section 1.9(B) hereof is paid herewith to Landlord upon execution of this Lease as advance rent, receipt of which is hereby acknowledged, and such shall be applied by Landlord to the first Minimum Monthly Rent due hereunder; provided, hereunder, that prior to such application such amount shall be held by Landlord as an additional “security deposit” pursuant to this Lease.

5.3 Late Payment. If during any twelve (12) month period, Tenant fails to pay Rent within five (5) days after receipt of notice that payment is past due on more than three occasions, then Landlord may, by giving written notice to Tenant, require that Tenant pay the Minimum Monthly Rent and other Rent to Landlord quarterly in advance.

ARTICLE 6

ADDITIONAL RENT

6.1 Personal Property, Gross Receipts, Leasing Taxes. This section is intended to deal with impositions or taxes directly attributed to Tenant or this transaction, as distinct from taxes attributable to the Building or the Common Areas of the Complex which are to be allocated among various tenants and others. Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant’s estate in this Lease or the property of Tenant situated within the Premises which become due during the Term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If such taxes are included in the bill for the Real Estate Taxes for the Building or the Complex, then Tenant shall pay to Landlord as additional rent the amount of such taxes within thirty (30) days after demand from Landlord.

6.2 Operating Costs, Taxes and Insurance.

(a) Adjustment. Operating Costs, Insurance Costs and Taxes for any Lease Year shall be calculated on the basis of the greater of (i) actual Operating Costs, Taxes and

Insurance Costs; or (ii) what Operating Costs, Insurance Costs and Taxes would have been if the Building were at least one hundred percent (100%) occupied and operational for the whole of such Lease Year to take into consideration any such costs that may fluctuate with occupancy. Operating Costs, Insurance Costs and Taxes shall be calculated separately for each such category of costs.

(b) Partial Year. If any Lease Year of less than twelve (12) months is included within the Term, the amount payable by Tenant for such period shall be prorated on a per diem basis (utilizing a thirty (30) day month, three hundred sixty (360) day year).

6.3 Method of Payment. Any additional Rent payable by Tenant under Sections 6.1 and 6.2 hereof shall be paid as follows, unless otherwise provided:

(a) Tenant Payment. Commencing as of the Rent Commencement Date, and continuing thereafter during the Term, Tenant shall pay to Landlord Tenant’s Proportionate Share of Operating Costs, Insurance Costs and Taxes, as additional Rent as hereinafter provided. Tenant shall pay to Landlord monthly in advance with its payment of Minimum Monthly Rent, one-twelfth (1/12th) of the amount of such additional Rent as estimated by Landlord in advance, in good faith, to be due from Tenant. If at any time during the course of the fiscal year, Landlord determines that Operating Costs, Insurance Costs and/or Taxes are projected to vary from the then estimated respective costs for such items by more than five percent (5%) or there is a special or non-reoccurring charge under the Reciprocal Easement Agreement, Landlord may, by written notice to Tenant, revise the estimated Operating Costs, Insurance Costs and/or Taxes for the balance of such fiscal year, and Tenant’s monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant will have paid to Landlord, Tenant’s Proportionate Share of the such revised expenses for such year.

(b) Annual Reconciliation. Annually, as soon as is reasonably possible after the expiration of each Lease Year, Landlord shall prepare in good faith and deliver to Tenant a comparative statement, which statement shall be conclusive between the parties hereto, setting forth (1) the Operating Costs, Taxes and Insurance Costs for such Lease Year, and (2) the amount of additional Rent as determined in accordance with the provisions of this Article 6.

(c) Adjustment. If the aggregate amount of such estimated additional Rent payments made by Tenant in any Lease Year should be less than the additional Rent due for such year, then Tenant shall pay to Landlord as additional Rent upon demand the amount of such deficiency. If the aggregate amount of such additional Rent payments made by Tenant in any Lease Year of the Term should be greater than the additional Rent due for such year, then should Tenant not be otherwise in default hereunder, the amount of such excess will be applied by Landlord to the next succeeding installments of such additional Rent due hereunder, and if there is any such excess for the last year of the Term, the amount thereof will be refunded by Landlord to Tenant within sixty (60) days of the last day of the Term, provided Tenant is not otherwise in default under the terms of this Lease.

ARTICLE 7

ACCORD AND SATISFACTION

7.1 Acceptance of Payment. No payment by Tenant or receipt by Landlord of a lesser amount of Minimum Monthly Rent or any other sum due hereunder, shall be deemed to be other than on account of the earliest due rent or payment, nor shall any endorsement or statement on any check or any letter accompanying any such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or payment or pursue any other remedy available in this Lease, at law or in equity. Landlord may accept any partial payment from Tenant without invalidation of any contractual notice required to be given herein (to the extent such contractual notice is required) and without invalidation of any notice required to be given pursuant to California Code of Civil Procedure Section 1161 et seq., or of any successor statute thereto.

ARTICLE 8

LETTER OF CREDIT

8.1 Letter of Credit. Tenant shall deliver to Landlord concurrently with its execution of this Lease, as security for the performance of Tenant’s covenants and obligations under this Lease, an original irrevocable standby letter of credit (the “Letter of Credit”) in the amount specified in the Salient Lease Terms above, naming Landlord as beneficiary, which Landlord may draw upon to cure any default under this Lease (or any breach under this Lease where there exist circumstances under which Landlord is enjoined or otherwise prevented by operation of law from giving to Tenant a written notice which would be necessary for such failure of performance to constitute a default under this Lease), or to compensate Landlord for any damage Landlord incurs as a result of Tenant’s failure to perform any of its obligations hereunder. Any such draw on the Letter of Credit shall not constitute a waiver of any other rights of Landlord with respect to such default or failure to perform. The Letter of Credit shall be issued by a major commercial bank reasonably acceptable to landlord, with a San Francisco, California, service and claim point for the Letter of Credit, have an expiration date not earlier than the sixtieth (60th) day after the Expiration Date (or, in the alternative, have a term of not less than one (1) year and be automatically renewable for an additional one (1) year period unless notice of non-renewal is given by the issuer to Landlord not later than sixty (60) days prior to the expiration thereof) and shall provide that Landlord may make partial and multiple draws thereunder, up to the face amount thereof. In addition, the Letter of Credit shall provide that, in the event of Landlord’s assignment or other transfer of its interest in this Lease, the Letter of Credit shall be freely transferable by Landlord, without charge and without recourse, to the assignee or transferee of such interest and the bank shall confirm the same to Landlord and such assignee or transferee. The Letter of Credit shall provide for payment to Landlord upon the issuer’s receipt of a sight draft from Landlord together with a statement by Landlord that the requested sum is due and payable from Tenant to Landlord in accordance with the provisions of this Lease, shall be in the form attached here to as Exhibit F, and otherwise be in form and content satisfactory to Landlord. If the Letter of Credit has an expiration date earlier than sixty (60) days after the Expiration Date, then throughout the term hereof (including any renewal or extension of the term) Tenant shall provide evidence of renewal of the Letter of Credit to Landlord at least sixty (60) days prior to the date the Letter of Credit expires. If Landlord draws on the Letter of Credit pursuant to the terms hereof, Tenant shall immediately replenish the Letter of Credit or provide

Landlord with an additional letter of credit conforming to the requirement of this paragraph so that the amount available to Landlord from the Letter of Credit(s) provided hereunder is the amount specified above. Tenant’s failure to deliver any replacement, additional or extension of the Letter of Credit, or evidence of renewal of the Letter of Credit, within the time specified under this Lease shall entitle Landlord to draw upon the Letter of Credit then in effect. If Landlord liquidates the Letter of Credit as provided in the preceding sentence, Landlord shall hold the funds received from the Letter of Credit as security for Tenant’s performance under this Lease, this Paragraph 6 shall be deemed a security agreement for such purposes and for purposes of Division 9 of the California Uniform Commercial Code, Landlord shall be deemed to hold a perfected, first priority security interest in such funds, and Tenant does herby authorize Landlord to file such financing statements or other instruments as Landlord shall deem advisable to further evidence and/or perfect such security interest. Landlord shall not be required to segregate such security deposit from its other funds and no interest shall accrue or be payable to Tenant with respect thereto. No holder of a mortgage, deed of trust or other security instrument affecting the Complex, nor any purchaser at any judicial or private foreclosure sale of the Complex or any portion thereof, shall be responsible to Tenant for such security deposit unless and only to the extent such holder or purchaser shall have actually received the same. If Tenant is not in default at the expiration or termination of this Lease, within sixty (60) days thereafter Landlord shall return to Tenant the Letter of Credit or the balance of the security deposit then held by Landlord, as applicable; provided, however, that in no event shall any such return be construed as an admission by landlord that Tenant has performed all of its covenants and obligations hereunder. Tenant hereby unconditionally and irrevocably waives the benefits and protections of California Civil Code Section 1950.7, and, without limitation of the scope of such waiver, acknowledges that Landlord may use all or any part of the Letter of Credit or the proceeds thereof to compensate Landlord for damages resulting from termination of this Lease and the tenancy created hereunder (including, without limitation, damages recoverable under California Civil Code Section 1951.2).

8.2 Reduction of Letter of Credit Amount. Notwithstanding the foregoing, the amount of the Letter of Credit required hereunder shall reduce by the amount of Seventy Thousand Dollars ($70,000.00) on the first day of the thirtieth (30th) full calendar month after the Rent Commencement Date (the “Reduction Date”). Notwithstanding the foregoing, if a default by Tenant under this Lease shall have occurred and be continuing as of the Reduction Date (or any breach under this Lease where there exist circumstances under which Landlord is enjoined or otherwise prevented by operation of law from giving to Tenant a written notice which would be necessary for such failure of performance to constitute a default under this Lease), the required amount of the Letter of Credit shall not reduce on the Reduction Date and shall not thereafter reduce until thirty (30) days after such default or breach is timely cured in accordance with the provisions of this Lease. If Tenant is entitled to any such reduction, Landlord shall cooperate with Tenant upon Tenant’s request to replace or amend the then existing Letter of Credit to reflect such reduced amount required hereunder.

ARTICLE 9

USE

9.1 Permitted Use. The Premises shall be used and occupied only for the purposes specified in Section 1.11 hereof, and for no other purpose or purposes. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Premises, their cleanliness, safety, occupation and use. Tenant shall not use, or permit to be used, the Premises in any manner which in Landlord’s reasonable judgment would: (a) cause damage to the Building or any equipment, facilities or other systems therein; (b) impair the appearance of the Building; (c) interfere with the efficient and economical maintenance, operation and repair of the Premises or the Building or the equipment, facilities or systems thereof; (d) adversely affect any service provided to, and/or the use and occupancy by, any Building tenant or occupants; (e) violate the certificate of occupancy issued for the Premises or the Building; (f) materially and adversely affect the first-class image of the Building; or (g) result in protests or civil disorder or commotions at, or other disruptions of the normal business activities in, the Building. In addition, the Premises or any portion thereof may not be used for (i) a restaurant or bar; (ii) the preparation, consumption, storage, manufacture or sale of food or beverages (except in connection with vending machines (provided that each machine, where necessary, shall have a water proof pan thereunder and be connected to a drain) and/or warming kitchens installed for the use of Tenant’s employees only), liquor, tobacco or drugs; (iii) the business of photocopying, Multilith or offset printing (except photocopying in connection with Tenant’s own business); (iv) a school or classroom; (v) lodging or sleeping; (vi) the operation of retail facilities (meaning a business whose primary patronage arises from the generalized solicitation of the general public to visit Tenant’s offices in person without a prior appointment) of a savings and loan association or retail facilities of any financial, lending, securities brokerage or investment activity; (vii) a payroll office; (viii) a barber, beauty or manicure shop; (ix) an employment agency or similar enterprise; (x) offices of any governmental authority or agency, any foreign government, the United Nations, or any agency or department of the foregoing; (xi) the rendering of medical, dental or other therapeutic or diagnostic services; (xii) the operation of any non-profit or charitable organization, or (xiii) any illegal purposes or any activity constituting a nuisance.

9.2 Safes, Heavy Equipment. Tenant shall not place a load upon any floor of the Premises which exceeds the lesser of fifty (50) pounds per square foot live load or such other amount specified in writing by Landlord from time to time. Landlord reserves the right to prescribe the weight and position of all safes and heavy installations which Tenant wishes to place in the Premises so as properly to distribute the weight thereof, or to require plans prepared by a qualified structural engineer at Tenant’s sole cost and expense for such heavy objects. Notwithstanding the foregoing, Landlord shall have no liability for any damage caused by the installation of such heavy equipment or safes.

9.3 Machinery. Business machines and mechanical equipment belonging to Tenant which cause noise and/or vibration that may be transmitted to the structure of the Building or to any other leased space to such a degree as to be objectionable to Landlord or to any tenants in the Complex shall be placed and maintained by the party possessing the machines or equipment, at such party’s expense, in settings of cork, rubber or spring type noise and/or vibration eliminators, and Tenant shall take such other measures as needed to eliminate vibration and/or noise. If the noise or vibrations cannot be eliminated, Tenant must remove such equipment within ten (10) days following written notice from Landlord.

9.4 Waste or Nuisance. Tenant shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant of the Complex in which the Premises are located.

9.5 Operation. Tenant shall continuously during the entire Term, conduct and carry on Tenant’s business in the Premises during normal business hours, and shall keep the Premises open for business and cause Tenant’s business to be conducted therein during such business hours of each and every business day; provided, however, that this provision shall not apply if Tenant’s business shall be temporarily shut down on account of strikes, lockouts or causes beyond the control of Tenant (financial inability excepted). If Tenant shall abandon, vacate or surrender the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and remaining on the Premises after such event shall, at the option of Landlord, be deemed abandoned.

ARTICLE 10

COMPLIANCE WITH LAWS AND REGULATIONS

10.1 Compliance Obligations. Tenant shall, at its sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, and shall faithfully observe in the use or occupancy of the Premises all municipal ordinances and state and federal statutes, laws and regulations now or hereafter in force, including, without limitation, the “Environmental Laws” (as hereinafter defined), and the Americans with Disabilities Act, 42 U.S.C. §§12101-12213 (and any rules, regulations, restrictions, guidelines, requirements or publications promulgated or published pursuant thereto), whether or not any of the foregoing were foreseeable or unforeseeable at the time of the execution of this Lease. Tenant’s obligation to comply with and observe such requirements, ordinances, statutes and regulations shall apply regardless of whether such requirements, ordinances, statutes and regulations regulate or relate to Tenant’s particular use of the Premises or regulate or relate to the use of premises in general, and regardless of the cost thereof. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that any such requirement, ordinance, statute or regulation pertaining to the Premises has been violated, shall be conclusive of that fact as between Landlord and Tenant.

10.2 Condition of Premises. Subject to Landlord’s work, if any, as referred to in Exhibit C to this Lease, Tenant hereby accepts the Premises in the condition existing as of the date of occupancy, subject to all applicable zoning, municipal, county and state laws, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the Term or any part of the Term hereof regulating the Premises, and without representation, warranty or covenant by landlord, express or implied, as to the condition, habitability of safety of the Premises, the suitability or fitness thereof for their intended purposes, or any other matter.

10.3 Hazardous Materials.

(a) Hazardous Materials. As used herein, the term “Hazardous Materials” shall mean any wastes, materials or substances (whether in the form of liquids, solids or gases, and whether or not airborne), which are or are deemed to be (i) pollutants or contaminants, or which are or are deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or which present a risk to public health or to the environment, or which are or may become regulated by or under the authority of any applicable local, state or federal laws, judgments, ordinances, orders, rules, regulations, codes or other governmental restrictions, guidelines or requirements, any amendments or successor(s) thereto, replacements thereof or publications promulgated pursuant thereto, including, without limitation, any such items or substances which are or may become regulated by any of the Environmental Laws (as hereinafter defined); (ii) listed as a chemical known to the State of California to cause cancer or reproductive toxicity pursuant to Section 25249.8 of the California Health and Safety Code, Division 20, Chapter 6.6 (Safe Drinking Water and Toxic Enforcement Act of 1986); or (iii) a pesticide, petroleum, including crude oil or any fraction thereof, asbestos or an asbestos-containing material, a polychlorinated biphenyl, radioactive material, or urea formaldehyde.

(b) Environmental Laws. In addition to the laws referred to in Section 10.3(a) above, the term “Environmental Laws” shall be deemed to include, without limitation, 33 U.S.C. Section 1251 et seq., 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 7401 et seq., 42 U.S.C. Section 9601 et seq., and California Health and Safety Code Section 25100 et seq., and 25300 et seq., California Water Code, Section 13020 et seq., or any successor(s) thereto, all local, state and federal laws, judgments, ordinances, orders, rules, regulations, codes and other governmental restrictions, guidelines and requirements, any amendments and successors thereto, replacements thereof and publications promulgated pursuant thereto, which deal with or otherwise in any manner relate to, air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind.

(c) Use of Hazardous Materials. Tenant agrees that during the Term of this Lease, there shall be no use, presence, disposal, storage, generation, leakage, treatment, manufacture, import, handling, processing, release, or threatened release of Hazardous Materials on, from or under the Premises (individually and collectively, “Hazardous Use”) except to the extent that, and in accordance with such conditions as, Landlord may have previously approved in writing in its sole and absolute discretion. However, without the necessity of obtaining such prior written consent, Tenant shall be entitled to use and store only those hazardous Materials which are (i) typically used in the ordinary course of business in an office for use in the manner for which they were designed and in such limited amounts as may be normal, customary and necessary for Tenant’s business in the Premises, and (ii) in full compliance with Environmental Laws, and all judicial and administrative decisions pertaining thereto. For the purposes of this Section 10.3(c), the term Hazardous Use shall include Hazardous Use(s) on, from or under the Premises by Tenant or any of Tenant’s Parties (as defined in Section 3.4(c) hereof), whether known or unknown to Tenant, and whether occurring and/or existing during or prior to the commencement of the Term of this Lease.

(d) Compliance. Tenant agrees that during the Term of this Lease Tenant shall not be in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, soil, water, or environmental conditions on, under or about the Premises including, but no limited to, the Environmental Laws.

(e) Inspection and Testing by Landlord. Landlord shall have the right at all times during the term of this Lease to (i) inspect the Premises and to (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section. Except in case of emergency, Landlord shall give reasonable notice to Tenant before conducting any inspections, tests, or investigations. The cost of all such inspections, tests and investigations shall be borne by Tenant, if Tenant is in breach of Section 10.3 of this Lease. Neither any action nor inaction on the part of Landlord pursuant to this Section 10.3(e) shall be deemed in any way to release Tenant from, or in any way modify or alter, Tenant’s responsibilities, obligations, and/or liabilities incurred pursuant to Section 10.3 hereof.

(f) Indemnity. Tenant shall indemnify, hold harmless, and, at Landlord’s option (with such attorneys as Landlord may approve in advance and in writing), defend Landlord and Landlord’s officers, directors, shareholders, partners, members, managers, employees, contractors, property managers, agents and mortgagees and other lien holders, from and against any and all “Losses” (hereinafter defined) arising from or related to: (a) any violation or alleged violation by Tenant or any of Tenant’s Parties of any of the requirements, ordinances, statutes, regulations or other laws referred to in this Article 10, including, without limitation, the Environmental Laws; (b) any breach of the provisions of this Article 10 by Tenant or any of Tenant’s Parties; or (c) any Hazardous Use on, about or from the Premises of any Hazardous Material approved by Landlord under this Lease. The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages (whether consequential, direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of Landlord’s interest in the Premises or the Complex, damages for the loss or restriction on use of any space or amenity within the Building or the Complex, damages arising from any adverse impact on marketing space in the Complex, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, but not limited to, attorneys’ and consultants’ fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity.

ARTICLE 11

SERVICE AND EQUIPMENT

11.1 Climate Control. So long as Tenant is not in default under any of the covenants of this Lease, Landlord shall provide climate control to the Premises from 8:00 a.m. to 7:00 p.m. (the “Climate Control Hours”) on weekdays (Saturdays, Sundays and holidays excepted) to maintain a temperature adequate for comfortable occupancy, provided that Landlord shall have no responsibility or liability for failure to supply climate control service when making repairs, alterations or improvements or when prevented from so doing by strikes or any cause beyond Landlord’s reasonable control. Any climate control furnished for periods not within the Climate Control Hours pursuant to Tenant’s request shall be at Tenant’s sole cost and expense in accordance with rate schedules promulgated by Landlord from time to time. Upon request, Landlord shall advise Tenant of the then current rate schedule and the basis for its calculation. Tenant acknowledges that Landlord has installed in the Building a system for the purpose of climate control. Any use of the Premises not in accordance with the design standards or any arrangement of partitioning which interferes with the normal operation of such system may require changes or alterations in the system or ducts through which the climate control system operates. Any changes or alterations so occasioned, if such changes can be accommodated by Landlord’s equipment, shall be made by Tenant at its cost and expense but only with the written consent of Landlord first had and obtained, and in accordance with drawings and specifications and by a contractor first approved in writing by Landlord. If installation of partitions, equipment or fixtures by Tenant necessitates the re-balancing of the climate control equipment in the

Premises, the same will be performed by Landlord at Tenant’s expense. Tenant acknowledges that up to one (1) year may be required after Tenant has fully occupied the Premises in order to adjust and balance the climate control systems. Any charges to be paid by Tenant hereunder shall be due within thirty (30) days of receipt of an invoice from Landlord, which invoice may precede Landlord’s expenditure for the benefit of Tenant.

11.2 Elevator Service. Landlord shall provide elevator service (which may be with or without operator at Landlord’s option) provided that Tenant, its employees, and all other persons using such services shall do so at their own risk. If the Building is equipped with a freight elevator, Landlord shall provide freight elevator service at reasonable business hours at Tenant’s request, subject to scheduling by Landlord and payment for the service by Tenant.

11.3 Cleaning Public Areas. Landlord shall maintain and keep clean the street level lobbies, sidewalks, truck dock, public corridors and other public portions of the Building.

11.4 Refuse Disposal. Tenant shall pay Landlord, within thirty (30) days of being billed therefor, for the removal from the Premises and the Building of such refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of a reasonable office.

11.5 Janitorial Service. Landlord shall provide cleaning and janitorial service in and about the Complex and the Premises five days a week (which is currently scheduled for Sunday through Thursday, holidays excepted, subject to change by Landlord) in accordance with commercially reasonable standards in an office building in the city in which the Building is located.

11.6 Special Cleaning Service. To the extent that Tenant shall require special or more frequent cleaning and/or janitorial service (hereinafter referred to as “Special Cleaning Service”) Landlord may, upon reasonable advance notice from Tenant, elect to furnish such Special Cleaning Service and Tenant agrees to pay Landlord, within thirty (30) days of being billed therefor, Landlord’s charge for providing such additional service. Special Cleaning Service shall include but shall not be limited to the following to the extent such services are beyond those typically provided pursuant to Section 11.5 above:

(a) The cleaning and maintenance of Tenant eating facilities other than the normal and ordinary cleaning and removal of garbage, which special cleaning service shall include, without limitation, the removal of dishes, utensils and excess garbage; it being acknowledged that normal and ordinary cleaning service does not involve placing dishes, glasses and utensils in the dishwasher, cleaning any coffee pot or other cooking mechanism or cleaning the refrigerator or any appliances;

(b) The cleaning and maintenance of Tenant computer centers, including peripheral areas other than the normal and ordinary cleaning and removal of garbage if Tenant so desires;

(c) The cleaning and maintenance of special equipment areas, locker rooms, and medical centers;

(d) The cleaning and maintenance in areas of special security; and

(e) The provision of consumable supplies for private toilet rooms.

11.7 Electrical. During the Term of this Lease, there shall be available to the Premises electrical facilities comparable to those supplied in other comparable Class A office buildings in the vicinity of the Building to provide sufficient power for normal lighting and office machines of similar low electrical consumption, and one personal computer for each desk station, but not for any additional computers or extraordinary data processing equipment, special lighting and any other item of electrical equipment which requires a voltage other than one hundred ten (110) volts single phase, as determined by Landlord in its sole and absolute discretion. If the installation of such electrical equipment requires additional air conditioning capacity above that normally provided to tenants of the Building or above standard usage of existing capacity as determined by Landlord in its sole and absolute discretion, then the additional air conditioning installation and/or operating costs attributable thereto shall be paid by Tenant. Tenant agrees not to use any equipment, apparatus or device in, upon or about the Premises which may in any way increase the amount of such electricity usually furnished or supplied to the Premises, and Tenant further agrees not to connect any equipment, apparatus or device to the wires, conduits or pipes or other means by which such electricity is supplied, for the purpose of using additional or unusual amounts of electricity, without the prior written consent of Landlord. Tenant shall at all times comply with the rules and regulations of the utility company supplying electricity to the Building.

At all times, Tenant’s use of electric current shall never exceed Tenant’s share of the capacity of the feeders to the Building or the risers or wiring installation. Tenant shall not install or use or permit the installation or use in the Premises of any computer or electronic data processing or ancillary equipment or any other electrical apparatus designed to operate on electrical current in excess of 110 volts and 5 amps per machine, without the prior written consent of Landlord, which may be exercised in Landlord’s sole and absolute discretion. If Tenant shall require electrical current in excess of that usually furnished or supplied for use of the Premises as general office space, Tenant shall first procure the written consent of Landlord (which may be exercised in Landlord’s sole and absolute discretion) to the use thereof and Landlord or Tenant may (i) cause a meter to be installed in or for the Premises, or (ii) if Tenant elects not to install said meter, Landlord may reasonably estimate such excess electrical current. The cost of any meters (including, without limitation, the cost of any installation) or surveys to estimate such excess electrical current shall be paid by Tenant. Landlord’s approval of any space plan, floor plan, construction plans, specifications, or other drawings or materials regarding the construction of the Tenant Improvements or any alternations shall not be deemed or construed as consent by Landlord under this paragraph to Tenant’s use of such excess electrical current as provided above. Tenant agrees to pay to Landlord, promptly upon demand therefor, all costs of such electrical current consumed as well as an additional use charge calculated by said meters (at the rates charged for such services to the Building by the municipality or the local public utility) or the amount specified in said estimate, as the case may be, plus any additional expense incurred in keeping account of the electrical current so consumed, which additional expense Landlord shall advise Tenant within a reasonable time after request by Tenant.

If Landlord determines that Tenant’s electrical requirements necessitate installation of any additional risers, feeders or other electrical distribution equipment (collectively, “Electrical Equipment”), or if Tenant provides Landlord with evidence reasonably satisfactory to Landlord of Tenant’s need for excess electricity and requests that additional Electrical Equipment be installed, Landlord shall, at Tenant’s expense, install such additional Electrical Equipment, provided that Landlord, in its sole and absolute discretion, determines that (a) such installation is practicable and necessary and the additional utility service available without limit any capacity to the Building, (b) such additional Electrical Equipment is permissible under applicable laws and regulations, including any utility regulation or requirement, and (c) the installation of such Electrical Equipment will not cause damage to the Building or the Premises, cause or creat a hazardous condition, entail excessive or unreasonable alternations, interfere with or limit electrical usage by other tenants or occupants of the Building or exceed the limits of the switchgear or other facilities serving the Building, or require power in excess of that available from the utility company serving the Building. Any costs incurred by Landlord in connection therewith shall be paid by Tenant within thirty (30) days after the rendition of a bill therefor.

11.8 Water. During the Terms of this Lease, if water is made available to the Premises, then water shall be used for drinking, lavatory and office kitchen purposes only as applicable. If Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking, lavatory, and office kitchen purposes (as determined by Landlord in its sole and absolute discretion), as applicable, Landlord may reasonably estimate such excess and Tenant shall pay for same. At Tenant’s sole cost and expense, Landlord may also install a water meter and thereby measure Tenant’s water consumption for all purposes, and Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense. Tenant agrees to pay for water consumed, as shown in said meter, as and when bill are rendered.

11.9 Interruptions. It is understood that Landlord does not warrant that any of the services referred to above or any other services which Landlord may supply will be free from interruption. Tenant acknowledges that any one or more such services may be suspended or reduced by reason of repairs, alternations or improvements necessary to be made, by strikes or accidents, by and cause beyond the reasonable control of Landlord, or by orders or regulations of any federal, state, county or municipal authority. Any such interruption or suspension of services shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, nor render Landlord liable to Tenant obligations under this Lease.

11.10 Conservation. Tenant agrees to comply with the conservation, use and recycling policies and practices from time to time established by Landlord for the use of utilities and services supplied by Landlord, and the utility charges payable by Tenant hereunder may include such excess usage penalties or surcharges as may from time to time be established by Landlord for the Building. Landlord may reduce the utilities supplied to the Premises and the Common Areas as required or permitted by any mandatory or voluntary water, energy or other conversation statute, regulation, order or allocation or other program.

ARTICLE 12

ALTERATIONS

12.1 Consent of Landlord: Ownership. Tenant shall not make, or suffer to be made, any alternations, additions or improvements, including, without limitation, any alternations, additions or improvements that result in increased telecommunication demands or require the addition of new communication lines dedicated to the Premises by the Building’s telecommunication design (individually, an “alternation” and collectively, “alterations”) to the Premises, or any part thereof, without the written consent of Landlord first had and obtained. Any alternations, except trade fixtures, shall upon expiration or termination of this Lease become a part of the realty and belong to Landlord. Except as otherwise provided in this Lease, Tenant shall have the right to remove its trade fixtures placed upon the Premises provided that Tenant restores the Premises as indicated below.

12.2 Requirements. Any alternation performed by Tenant shall be subject to strict conformity with the following requirements:

(a) All alterations shall be at the sole cost and expense of Tenant;

(b) Prior to commencement of any work of alteration, Tenant shall submit detailed plans and specifications, including working drawings (hereinafter referred to as “Plans”), of the proposed alteration, which shall be subject to the consent of Landlord in accordance with the terms of Section 12.1 above;

(c) Following approval of the Plans by Landlord, Tenant shall give Landlord at least ten (10) days’ prior written notice of any commencement of work in the Premises so that Landlord may post notices of non-responsibility in or upon the Premises as provided by law;

(d) No alteration shall be commenced without Tenant having previously obtained all appropriate permits and approvals required by and of governmental agencies;

(e) All alterations shall be performed in a skillful and workmanlike manner, consistent with the best practices and standards of the construction industry, and pursued with diligence in accordance with said Plans previously approved by Landlord and in full accord with all applicable laws and ordinances. All material, equipment and articles incorporated in the alterations are to be new and of recent manufacture and of the most suitable grade for the purpose intended;

(f) Tenant must obtain the prior written approval from Landlord for Tenant’s contractor before the commencement of the work. Tenant’s contractor for any work shall maintain all of the insurance reasonable required by Landlord, including, without limitation, commercial general liability and workers’ compensation;

(g) As a condition of approval of an alteration, Landlord may require performance and labor and materialmen’s payment bonds issued by a surety approved by Landlord, in a sum equal to the cost of the alterations guarantying the completion of the alteration free and clear of all liens and other charges in accordance with the Plans. Such bonds shall name Landlord as beneficiary; and

(h) The alteration must be performed in a manner such that they will not interfere with the quiet enjoyment of the other Tenants in the Complex.

12.3 Tenant’s Costs. Tenant shall pay promptly to Landlord, upon demand, all out-of-pocket costs actually incurred by Landlord in connection with Tenant’s Alterations, including costs incurred in connection with (a) Landlord’s review of the Alternations (including review of requests for approval thereof) which costs, reimbursable by Tenant, shall not exceed One Thousand Five Hundred Dollars ($1,500.00) per request for consent and (b) the provision of Building personnel during the performance of any Alteration, to operate elevators or otherwise to facilitate Tenant’s Alterations. In addition, Tenant shall pay to Landlord, within thirty (30) days after request, a construction supervisory and administrative fee in an amount equal to the amount required to be paid by Landlord to its property manager.

12.4 Liens. Tenant shall keep the Premises and the Complex in which the Premises are situation free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event a mechanic’s or other lien is filed against the Premises, the Building or the Complex as a result of a claim arising through Tenant, Landlord may demand that Tenant furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to at least one hundred twenty-five percent (125%) of the amount of the contested lien claim or demand, indemnifying Landlord against liability for the same and holding the Premises free from the effect of such lien or claim. Such bond must be posted within ten (10) days following notice from Landlord. In addition, Landlord may require Tenant to pay Landlord’s reasonable attorney’s fees and costs in participating in any action to foreclose such lien if Landlord shall decide it is to its best interest to do so. If Tenant fails to post such bond within said time period, Landlord after five (5) business days’ prior written notice to Tenant may pay the claim prior to the enforcement thereof, in which event Tenant shall reimburse Landlord in full, including attorneys’ fees, for any such expense, as additional rent, with the next due rental.

12.5 Restoration. Tenant shall return the Premises to Landlord at the expiration or earlier termination of this Lease in good and sanitary order, condition and repair, free of rubble and debris, broom clean, reasonable wear and tear excepted, and, at Landlord’s election, with all alterations made by Tenant removed from the Premises and the Premises restored to their prior condition (excepting normal wear and tear), all by Tenant at Tenant’s expense. All damage to the Premises caused by the removal of such trade fixtures and other personal property or alterations that Tenant is permitted or required to remove under the terms of this Lease and/or such restoration shall be repaired by Tenant at its sole cost and expense prior to termination. Notwithstanding the foregoing, if so requested by Tenant in writing at the time Tenant requests approval for an alteration, Landlord shall advise tenant in writing at the time of Landlord’s approval of such alteration as to whether Landlord will waive its right to require that such requirement in writing shall preserve Landlord’s right to exercise the foregoing election as respects such alteration.

ARTICLE 13

PROPERTY INSURANCE

13.1 Use of Premises. No use shall be made or permitted to be made on the Premises, nor acts done, which will increase the existing rate of insurance upon the building in which the Premises are located or upon any other Building in the Complex or cause the cancellation of any insurance policy covering the Building, or any part thereof, nor shall Tenant sell, or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of “All Risk” or “Special Causes of Loss” fire insurance policies. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to the Premises, of any insurance organization or company, necessary for the maintenance of reasonable property damage and commercial general liability insurance, covering the Premises, the Building, or the Complex.

13.2 Increase in Premiums. Tenant agrees to pay Landlord, as additional Rent, within thirty (30) days after receipt by Tenant of Landlord’s billing therefor, any increase in premiums for insurance policies which may be carried by Landlord on the Premises, the Building or the Complex resulting form any negligent or intentional act or omission of Tenant or any of its contractors, partners, officers, employees or agents.

13.3 Personal Property Insurance. Tenant shall maintain in full force and effect on all of tis fixtures, furniture, equipment and other business personal property in the Premises a policy or policies providing protection against any peril included within the classification “All Risk” or “Special Causes of Loss” to the extent of at least ninety percent (90%) of their replacement cost, or that percentage of the replacement cost required to negate the effect of a co-insurance provision, whichever is greater. No such policy shall have a deductible in a greater amount than Ten Thousand Dollars ($10,000.00) unless Landlord shall expressly consent otherwise in writing. Tenant shall also insurance in the same manner the physical value of all its leasehold improvements and alterations in the Premises. During the term of this Lease, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures, equipment, and leasehold improvements so insured. Landlord shall have no interest in said insurance, and will sign all documents necessary or proper in connection with the settlement of any claim or loss by Tenant. Tenant shall also maintain business interruption insurance and insurance for all plate glass upon the Premises. All insurance specified in this Section 13.3 to be maintained by Tenant shall be maintained by Tenant at its sole cost.

13.4 Landlord’s Insurance. In addition to any other insurance Landlord elects to maintain, Landlord agrees to maintain standard fire and extended coverage insurance covering the Building in an amount not less than ninety percent (90%) of the replacement cost thereof (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy). Such insurance shall be issued in the names of Landlord and its lender, as their interests appear, and shall be for the sole benefit of such parties and under their sole control.

ARTICLE 14

INDEMNIFICATION, WAIVER OF CLAIMS AND SUBROGATION

14.1 Intent and Purpose. This Article 14 is written and agreed to in respect of the intent of the parties to assign the risk of loss, whether resulting from negligence of the parties or otherwise, to the party who is obligated hereunder to cover the risk of such loss with insurance. Thus, the indemnity and waiver of claims provisions of this Lease have as their object, so long as such object is not in violation of public policy, the assignment of risk for a particular casualty to the party carrying the insurance for such risk, without respect to the causation thereof.

14.2 Waiver of Subrogation. Landlord and Tenant release each other, and their respective authorized representatives, from any claims for damage to the Premises and the

Building and other improvements in which the Premises are located, and to the furniture, fixtures, and other business personal property, Tenant’s improvements and alterations of either Landlord or Tenant, in or on the Premises and the Building and other improvements in which the Premises are located, including loss of income, that are caused by or result from risks insured or required under the terms of this Lease to be insured against under any property insurance policies carried or to be carried by either of the parties.

14.3 Form of Policy. Each party shall cause each such insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against either party in connection with any damage covered by such policy. Neither party shall be liable to the other for any damage caused by any peril included within the classification “All Risk” or “Special Causes of Loss” which is insured against under any property insurance carried under the terms of this Lease.

14.4 Indemnity. Tenant, as a material part of the consideration to be rendered to Landlord, shall indemnify, defend, protect and hold harmless Landlord against all actions, claims, demands, damages, liabilities, losses, penalties, or expenses of any kind which may be brought or imposed upon Landlord or which Landlord may pay or incur by reason of (a) injury or death to person or damage to property, from whatever cause, including without limitation, the negligence of the parties hereto, all or in any way connected with the condition or use of the Premises, or the improvements or personal property therein or thereon, including, without limitation, any liability or injury to the person or property of Tenant, its agents, officers, employees or invitees, and (b) any injury or death to any person or damage to property caused by the negligence of Tenant or any of its offices, partners, employees or agents anywhere in the Complex. Nothing contained herein shall obligate Tenant to indemnify Landlord against the gross negligence or willful acts of Landlord or its officers, employees or agents.

14.5 Defense of Claims. In the vent any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant, upon Landlord’s request, will at Tenant’s expense resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated either by Tenant or by the insurer whose policy covers the occurrence and in either case approved by Landlord. The obligations of Tenant under this Section arising by reason of any occurrence taking place during the Lease term shall survive any termination of this Lease.

14.6 Waiver of Claims. Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for damages or injury, as described below, from any cause arising at any time, including breach of the provisions of this Lease and the negligence of the parties hereto except to the extent such damages or injury are caused by the gross negligence or willful actions of Landlord, its agents, officers and employees:

(a) damages to goods, wares, merchandise and loss of business in, upon or about the Premises and injury to tenant, its agents, employees, invitees or third persons, in, upon or about the Premises, the Building or the Complex; and

(b) (notwithstanding anything to the contrary contained in this Lease, including, without limitation, the definition of Operating Costs which includes security) damages to goods, wares, merchandise and loss of business, in, upon or about the Premises or the Complex, and injury to Tenant, its agents, employees, invitees or third persons in, upon or about the Premises or the Complex, where such damage or injury results from Landlord’s failure to policy or provide security for the Complex or Landlord’s negligence in connection therewith.

14.7 References. Wherever in this Article the term Landlord or Tenant is used and such party is to receive the benefit of the provision contained in this Article, such term shall refer not only to that party but also to its shareholders, officers, directors, employees, partners, members, managers, mortgagees and agents.

ARTICLE 15

LIABILITY INSURANCE

15.1 Tenant’s Insurance. Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease, a commercial general liability insurance policy insuring Tenant against the risks of, bodily injury and property damage, personal injury, contractual liability, completed operations, products liability, host liquor liability, owned and non-owned automobile liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than Two Million Dollars ($2,000,000.00) per occurrence with a Three Million Dollar ($3,000,000.00) annual aggregate. Landlord and any lender and any other party in interest designated by Landlord shall be named as additional insured(s). The policy shall contain cross liability endorsements with coverage for Landlord for the negligence of Tenant even though Landlord is named as an additional insured; shall insure performance by Tenant of the indemnity provisions of this Lease; shall be primary, not contributing with, and not in excess of coverage which Landlord may carry; shall provide for severability of interest; shall provide that an act or omission of one of the insured or additional insureds which would void or otherwise reduce coverage shall not void or reduce coverage as to the other insured or additional insureds; and shall afford coverage after the terms of this Lease (by separate policy or extension if necessary) for all claims based on acts, omissions, injury or damage which occurred or arise (or the onset of which occurred or arose) in whole or in part during the term of this Lease. The limits of said insurance shall not limit any liability of Tenant hereunder. Not more frequently than every year, if, in the reasonable opinion of Landlord, the amount of liability insurance required hereunder is not adequate, Tenant shall promptly increase said insurance coverage as required by Landlord.

15.2 Workers’ Compensation Insurance. Tenant shall carry Workers’ Compensation insurance as required by law, including an employers’ liability endorsement.

ARTICLE 16

INSURANCE POLICY REQUIREMENTS & INSURANCE DEFAULTS

16.1 General Requirements. All insurance policies required to be carried by Tenant (except Tenant’s business personal property insurance) hereunder shall conform to the following requirements:

(a) The insurer in each case shall carry a designation in “Best’s Insurance Reports” as issued from time to time throughout the term as follows: Policyholders’ rating of A; financial rating of not less than VII;

(b) The insurer shall be qualified to do business in the state in which the Premises are located;

(c) The policy shall be in a form and include such endorsements as are acceptable to Landlord;

(d) Certificates of insurance shall be delivered to Landlord at commencement of the term and certificates of renewal at least thirty (3) days prior to the expiration of each policy;

(e) Each policy shall require that Landlord be notified in written by the insurer at least thirty (30) days prior to any cancellation or expiration of such policy, or any reduction in the amounts of insurance carried.

16.2 Tenant’s Insurance Defaults. If Tenant fails to obtain any insurance required of it under the terms of this Lease, Landlord may, at its option, but is not obligated to, obtain such insurance on behalf of Tenant and bill Tenant, as additional rent, for the cost thereof. Payment shall be due within ten (10) days of receipt of the billing therefor by Tenant.

ARTICLE 17

ABANDONMENT OF PROPERTY AND LANDLORD’S LIEN

17.1 Removal of Personal Property. Tenant agrees that as at the date of termination of this Lease or repossession of the Premises by Landlord, by way of default or otherwise, it shall remove from the Premises all personal property to which it has the right to ownership pursuant to the terms of this Lease. Tenant acknowledges that it shall not have the right (or obligation) to remove Landlord’s Furniture from the Premises, as the same is and shall remain the property of Landlord for all purposes of this Lease. Any and all such property of Tenant not removed by such date shall, at the option of Landlord, irrevocably become the sole property of Landlord. Tenant waives all rights to notice and all common law and statutory claims and causes of action which it may have against Landlord subsequent to such date as regards the storage, destruction, damage, loss of use and ownership of the personal property affected by the terms of this Article. Tenant acknowledges Landlord’s need to relet the Premises upon termination of this Lease or repossession of the Premises and understands that the forfeitures and waivers provided herein are necessary to aid said reletting, and to prevent Landlord incurring a loss for inability to deliver the Premises to a prospective Tenant.

17.2 Landlord’s Lien. Tenant hereby grants to Landlord a lien upon and security interest in all fixtures and chattels of every kind now or hereafter to be placed or installed in or on the Premises and agrees that in the event of any default on the part of Tenant, Landlord shall have all the rights and remedies afforded the secured party by the chapter on “Default” of Division 9 of the Uniform Commercial Code of the state in which the Premises are located and may, in connection therewith, also (a) enter on the Premises to assemble and take possession of the collateral, (b) require Tenant to assemble the collateral and make its possession available to

Landlord at the Premises, and (c) enter the Premises, render the collateral, if equipment, unusable and dispose of it in a manner provided by the uniform Commercial Code of the state in which the Premises are located.

ARTICLE 18

MAINTENANCE AND REPAIRS

18.1 Landlord’s Obligations. Subject to the other provisions of this Lease imposing obligations in this respect upon Tenant, Landlord shall repair, replace and maintain the external and Structural parts of the Building and the Common Areas of the Complex which do not comprise a part of the Premises and are not leased to others, janitor and equipment closets and shafts within the Premises designated by Landlord for use by it in connection wit the operation and maintenance of the Complex, and all Common Areas. Landlord shall perform such repairs, replacements and maintenance with reasonable dispatch, in a good and workmanlike manner; but Landlord shall not be liable for any damages, direct, indirect or consequential, or for damages for personal discomfort, illness or inconvenience of Tenant by reason of failure of such equipment, facilities or systems or reasonable delays in the performance of such repairs, replacements and maintenance, unless caused by the gross negligence or deliberate act or omission of Landlord. The cost for such repairs, maintenance and replacement shall be included in Operating Costs.

18.2 Negligence of Tenant. If the Building, the elevators, boilers, engines, pipes or apparatus used for the purpose of climate control of the Building or operating the elevators, or if the water pipes, drainage pipes, HVAC system, sprinkler or life safety system, electric, lighting or other equipment of the Building, or the roof or the outside walls of the Building become damaged or destroyed through any act, omission, neglect, or improper conduct of Tenant or any of its employees, members, partners, agents, contractors, subtenants or licensee or the moving of any of Tenant’s property or deliveries into or out of the Premises, the cost of the necessary repairs, replacements or alternations shall be borne by Tenant who shall pay the same to Landlord as additional charges forthwith on demand; provided, however, that Tenant’s obligations under this Section 18.2 shall be subject to Section 14.2 above.

18.3 Tenant’s Obligations. Tenant shall repair the Premises, including without limiting the generality of the foregoing, all interior partitions and walls, fixtures, Tenant Improvements and alterations in the Premises, fixtures and shelving, and special mechanical and electrical equipment which equipment is not a normal part of the Premises installed by or for Tenant, reasonable wear and tear, damage with respect to which Landlord has an obligation to repair as provided in Section 18.1 and Section 19 hereof only excepted. Landlord may enter and view the state of repair and Tenant will repair in a good and workmanlike manner according to notice in writing.

18.4 Cleaning. Tenant agrees at the end of each business day to leave the Premises in a reasonably clean condition for the purpose of the performance of Landlord’s cleaning services referred to herein.

18.5 Waiver. Tenant waives all rights it may have under law to make repairs at Landlord’s expense.

18.6 Acceptance. Except as to the construction obligations of landlord, if any, stated in Exhibit C to this Lease, Tenant shall accept the Premises in “as is” condition as of the date of execution of this Lease by Tenant, and subject to the punch list items referenced in section 4.5, Tenant acknowledges that the Premises in such condition are in good and sanitary order, condition and repair.

ARTICLE 19

DESTRUCTION

19.1 Rights of Termination. In the event the Premises suffers (a) an “uninsured property loss” (as hereinafter defined) or (b) a property loss which Landlord reasonably determines cannot be repaired within ninety (90) days from the date of destruction under the laws and regulations of state, federal, county or municipal authorities, or other authorities with jurisdiction, Landlord may terminate this Lease by written notice from Landlord to Tenant within sixty (60) days after the date of the damage stating that the damage from the casualty was an uninsured property loss or that time to restore will exceed such ninety (90) day period. Such termination shall be effective as of the date specified in Landlord’s notice, which date shall be no earlier than thirty (30) days after the date of Landlord’s notice and no later than ninety (90) days after the date of Landlord’s notice, except in the case of total destruction of the Premises, in which case the termination shall be effective as of the date of Landlord’s notice. During the period from the date of the damage until the termination date, Tenant shall be entitled to a proportionate reduction of Minimum Monthly Rent, base don the extent to which the Premises is not usable for the purposes permitted hereunder by reason of such damage. For purposes of this Lease, the term “uninsured property loss” shall mean any loss arising from a peril not covered by the standard form of “All Risk” or “Special Causes of Loss” property insurance policy.

In the event of a property loss to the Premises which Landlord reasonably determines cannot be repaired within two hundred seventy (270) days of the occurrence thereof, Tenant shall also have the right to terminate the Lease by written notice to Landlord within thirty (30) days following notice from Landlord that the time for restoration will exceed such time period. Such termination shall be effective as of the date specified in Tenant’s notice, which date shall be no earlier than thirty (30) days after the date of Landlord’s notice and no later than ninety (90) days after the date of Landlord’s notice, except in the case of total destruction of the Premises, in which case the termination shall be effective as of the date of Tenant’s notice.

19.2 Repairs. In the event of a property loss where this Lease is not terminated under the terms of Section 19.1 above or Sections 19.5 or 19.6 below, then this Lease shall continue in full force and effect and Landlord shall forthwith undertake to make such repairs to reconstitute the Premises to as near the condition as existed prior to the property loss as practicable. Such partial destruction shall in no way annul or void this Lease except that Tenant shall be entitled to a proportionate reduction of Minimum Monthly Rent following the property loss and until the time the Premises are restored, based on the extent to which the Premises is not usable for the purposes permitted hereunder by reason of such damage. Such reduction shall be based on the ratio that the square footage of the damaged portion of the Premises bears to the total square footage of the Premises. So long as Tenant conducts its business in the Premises, there shall be no abatement until the parties agree on the amount thereof. If the parties cannot agree within forty-five (45) days of the property loss, the matter shall be submitted to arbitration under the rules of the American Arbitration Association. Upon the resolution of the dispute, the settlement shall be retroactive and Landlord shall within ten (10) days thereafter refund to Tenant any sums due in respect of the reduced rental form the date of the property loss. Landlord’s obligations to restore shall in no way include any of Tenant’s property or any construction originally performed by Tenant or subsequently undertaken by Tenant, but shall include solely that property constructed by Landlord prior to commencement of the Term hereof.

19.3 Repair Costs. The cost of any repairs to be made by Landlord, pursuant to Section 19.2 of this Lease, shall be paid by Landlord utilizing available insurance proceeds. Tenant shall reimburse Landlord upon completion of the repairs for any deductible for which no insurance proceeds will be obtained under Landlord’s insurance policy, or if any other premises are also repaired, a pro rata share based on total costs of repair equitably apportioned to the Premises. Tenant shall, however, not be responsible to pay any deductible or its share of any deductible to the extent that Tenant’s payment would be in excess of Ten Thousand Dollars ($10,000.00) if Tenant’s consent has not been received by Landlord, unless such denial of consent by Tenant is unreasonable.

19.4 Waiver. Tenant hereby waives all statutory or common law rights of termination in respect to any partial destruction or property loss which Landlord is obligated to repair or may elect to repair under the terms of this Article.

19.5 Landlord’s Election. In the event that the complex or the Building is destroyed to the extent of not less than twenty-five percent (25%) of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not, in the same manner as in Section 19.1 above. In all events, a total destruction of the complex or the Building shall terminate this Lease.

19.6 Damage Near End of Term. If at any time during the last twelve (12) months of the term of this Lease there is, in Landlord’s sole opinion, substantial damage to the Premises or the Building, whether or not such casualty is covered in whole or in part by insurance, Landlord may at Landlord’s option terminate this Lease by giving written notice to Tenant of Landlord’s election to do so within thirty (30) days after the date of occurrence of such damage and Landlord shall have no further liability hereunder. Such termination shall be effective as of the date specified in Landlord’s notice, which date shall be no earlier than thirty (30) days after the date of Landlord’s notice and no later than ninety (90) days after the date of Landlord’s notice, except in the case of total destruction of the Premises, in which case the termination shall be effective as of the date of Landlord’s notice. Substantial damage shall be defined as damage that will cost over Fifty Thousand Dollars ($50,000.00) to repair.

ARTICLE 20

CONDEMNATION

20.1 Definitions.

(a) “condemnation” means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and/or (ii) a voluntary sale or transfer by landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

(b) “date of taking” means the date the condemnor has the right to possession of the property being condemned.

(c) “award” means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

(d) “condemnor” means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

20.2 Total Taking. If the Premises are totally taken by condemnation, this Lease shall terminate on the date of taking.

20.3 Partial Taking; Common Areas.

(a) If any portion of the Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if 33 1/3% or more of the total number of square feet of Rentable Area in the Premises is taken.

(b) If any part of the common Areas of the Complex is taken by condemnation, this Lease shall remain in full force and effect so long as there is no material interference with the access to the Premises, except that if thirty percent (30%) or more of the common Areas is taken by condemnation, Landlord or Tenant shall have the election to terminate this Lease pursuant to this Section.

(c) If fifty percent (50%) or more of the Building in which the Premises are located is taken, Landlord shall have the election to terminate this Lease in the manner prescribed herein.

20.4 Termination or Abatement. If either party elects to terminate this Lease under the provisions of Section 20.3 (such party is hereinafter referred to as the “Terminating Party”), it must terminate by giving notice to the other party (the “Nonterminating Party”) within thirty (30) days after the nature and extent of the taking have been finally determined (the “Decision Period”). The Terminating Party shall notify the Nonterminating Party of the date of termination, which date shall not be earlier than one hundred twenty (120) days after the Terminating Party has notified the Nonterminating Party of its election to terminate nor later than the date of taking. If Notice of Termination is not given with the Decision Period, the Lease shall continue in full force and effect except that Minimum Monthly Rent shall be reduced by subtracting therefrom an amount calculated by multiplying the Minimum Monthly Rent in effect prior to the taking by a fraction the numerator of which is the number of square feet of Rentable Area taken from the Premises and the denominator of which is the number of square feet of Rentable Area in the Premises prior to the taking.

20.5 Restoration. If there is a partial taking of the Premises and this Lease remains in full force and effect pursuant to this Article, Landlord, at its cost, shall accomplish all necessary restoration so that the Premises is returned as near as practical to its condition immediately prior to the date of the taking, but in no event shall Landlord be obligated to expend more for such restoration than the extent of funds actually paid to Landlord by the condemnor.

20.6 Award. Any award arising from the condemnation or the settlement thereof shall belong to and be paid to Landlord except that Tenant shall receive from the award compensation for the following if specified in the award by the condemning authority, so long as it does not reduce Landlord’s award in respect of the real property: Tenant’s trade fixtures, tangible personal property, goodwill, loss of business and relocation expenses. At all events, Landlord shall be solely entitled to all award in respect of the real property, including the bonus value of the leasehold. Tenant shall not be entitled to any award until landlord has received the above sum in full.

ARTICLE 21

ASSIGNMENT AND SUBLETTING

21.1 Lease is Personal. The purpose of this Lease is to transfer possession of the Premises to Tenant for Tenant’s personal use in return for certain benefits, including rent, to be transferred to the Landlord. Tenant acknowledges and agrees that it has entered into this Lease in order to occupy the Premises for its own personal use and not for the purpose of obtaining the right to assign or sublet the leasehold to others.

21.2 “Transfer of the Premises” Defined. Except for transfer described in Section 21.5 hereof, the terms “Transfer of the Premises” or “Transfer” as used herein shall include any assignment of all or any part this Lease (including an assignment by operation of law), subletting of all or any part the Premises or transfer of possession, or right of possession or contingent right of possession of all or any portion of the Premises including, without limitation, concession, mortgage, deed of trust, devise, hypothecation, agency, license, franchise or management agreement, or the occupancy or use by any other person (the agents and servants of Tenant excepted) of any portion of the Premises. If Tenant is a corporation which is not deemed a public corporation, or is an unincorporated association, partnership or limited liability company or partnership, or consists of more than one party, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, partnership, limited liability company or ownership interest, in the aggregate (whether in a single transaction or series of separate but related transactions over a period of time) of twenty-five percent (25%) or more, shall be deemed a Transfer of the Premises.

21.3 No Transfer Without Consent. Except for a Transfer described in Section 21.5 hereof, Tenant shall not suffer a Transfer of the Premises or any interest therein, or any part thereof, or any right or privilege appurtenant thereto without the prior written consent of Landlord, and a consent to one Transfer of the premises shall not be deemed to be a consent to any subsequent Transfer of the Premises. Any Transfer of the Premises without such consent shall be void, and shall, at the option of the Landlord, terminate this Lease. Any Transfer of the Premises without such consent shall (i) be voidable, and (ii) terminate this Lease, in either case, at the option of Landlord. The consent by Landlord to any transfer shall not include consent to the assignment or transferring of any lease renewal option rights or space option rights of the Premises, special privileges or extra services granted to Tenant by this Lease, or addendum or amendment thereto or letter of agreement (and such options, rights, privileges or services shall terminate upon such assignment), unless Landlord specifically grants in writing such options, rights, privileges or services to such assignee or subtenant.

21.4 When Consent Granted. The consent of Landlord to a Transfer may not be unreasonably withheld, provided that it is agreed to be reasonable for Landlord to consider any of the following reasons, which list is not exclusive, in electing to deny consent:

(a) The financial strength of the proposed transferee at the time of the proposed Transfer is not at least equal to that of Tenant at the time of execution of this Lease;

(b) A proposed transferee whose occupation of the Premises would cause a diminution in the reputation of the Complex or the other businesses located therein;

(c) A proposed transferee whose impact or affect on the common facilities or the utility, efficiency or effectiveness of any utility or telecommunication system serving the Building or the Complex or the other occupants of the complex would be adverse, disadvantageous or require improvements or changes in any utility or telecommunication capacity currently serving the Building or the Complex;

(d) A proposed transferee whose occupancy will require a variation in the terms of this Lease (including, without limitation, a variation in the use clause) or which otherwise adversely affects any interest of Landlord, or whose occupancy or use may violate any restrictions set forth in this lease, or any negative covenant as to use of the Premises required by any other lease in the Building;

(e) Tenant agrees that its personal business skills and philosophy were an important inducement to Landlord for entering into the Lease and that Landlord may reasonably object to the Transfer of the premises to another whose proposed use, while permitted by the use clause of this Lease, would involve a quality, manner or type of business skills different from those of Tenant;

(f) The existence of any default by Tenant under any provision of this Lease;

(g) A proposed transferee who is or is likely to be, or whose business is or is likely to be, subject to compliance with additional laws or other governmental requirements beyond those to which Tenant or Tenant’s business is subject;

(h) Either the proposed transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed transferee or an affiliate of the proposed transferee, (i) occupies space in the Building at the time of the request for consent, or (ii) is negotiating with Landlord to lease space in the Building or in the Complex at such time;

(i) The proposed Transferee is a governmental agency or unit, or a non-profit entity, or an existing tenant in the Complex;

(j) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Building or the Complex, or increasing the expenses associated with operating, maintaining and repairing the Building or the Complex;

(k) The Transfer occurs during the time period between the Commencement Date and the date that at least ninety-five percent (95%) of the rentable square feet of the Building is leased;

(l) The rent proposed to be charged by Tenant to the proposed transferee during the term of such Transfer, calculated using a present value analysis, is less than ninety-five percent (95%) of the rent then being quoted by Landlord, at the proposed time of such Transfer, for comparable space in the Building or any other building in the Complex for a comparable term, calculated using a present value system;

(m) The proposed Transferee will use, store or handle Hazardous Materials (defined below) in or about the Premises of a type, nature or quantity not then acceptable to Landlord; or

(n) The proposed Transferee may be entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the Transferee agrees to waive such diplomatic or sovereign immunity.

21.5 Affiliated Transfer. Notwithstanding the foregoing, Tenant shall have the right, without the consent of Landlord, but upon at least ten (10) days’ prior written notice to Landlord, to sublease the Premises or any portion thereof to a company or other entity organized or to be organized by Tenant, provided that Tenant owns or beneficially controls all of the issued and outstanding shares of stock or interests of the company or other entity (“Affiliated Transferee”); further provided, however, that in the event that at any time following such sublease to an Affiliated transferee, Tenant or such Affiliated Transferee wishes to sell, mortgage, devise, hypothecate or in any other manner whatsoever transfer any portion of the ownership or beneficial control of the issued and outstanding shares in the stock or interests of such Affiliated Transferee, then such transfer shall constitute a Transfer under this Lease and subject to all provisions with respect thereto.

21.6 Procedure for Obtaining Consent. With respect to a Transfer requiring Landlord’s consent, Landlord need not commence its review of any proposed Transfer, or respond to any request by Tenant with respect to such, unless and until it has received from Tenant adequate descriptive information concerning the business to be conducted by the proposed transferee, the transferee’s financial capacity, and such other information as may reasonably be required in order to form a prudent judgment as to the acceptability of the proposed Transfer, including, without limitation, the following:

(a) The past two years’ Federal Income Tax returns of the proposed transferee (or in the alternative the past two years’ audited annual Balance Sheets and Profit and Loss statements, certified correct by a Certified Public Accountant);

(b) Banking references of the proposed transferee;

(c) A resume of the business background and experience of the proposed transferee;

(d) At least five (5) business and three (3) personal references for the proposed transferee; and

(e) An executed copy of the instrument by which Tenant proposes to effectuate the Transfer.

21.7 Recapture. By written notice to Tenant (the “Termination Notice”) within thirty (30) days following submission to Landlord by Tenant of the information specified in Section 21.6, Landlord may (1) terminate this Lease in the event of an assignment of this Lease or sublet of the entire Premises, or (2) terminate this Lease as to the portion of the Premises to be sublet, if the sublet is to be of less than the entire Premises. If Landlord elects to terminate under the provisions hereof, and the area to be terminated is less than the entire Premises, an amendment to this Lease shall be executed in which Tenant’s obligations for rent and other charges shall be reduced in proportion to the reduction in the size of the Premises caused thereby by restating the description of the Premises, and its monetary obligations hereunder shall be reduced by multiplying such obligations by a fraction, the numerator of which is the Rentable Area of the Premises offered for sublease and the denominator of which is the Rentable Area of the Premises immediately prior to such termination, as determined by Landlord in its sole and absolute discretion.

21.8 Reasonable Restriction. The restrictions on Transfer described in this Lease are acknowledged by Tenant to be reasonable for all purposes, including, without limitation, the provisions of California Civil Code (the “Code”) Section 1951.4(b)(2). Tenant expressly waives any rights which it might otherwise be deemed to possess pursuant to applicable law, including, without limitation, Section f1997.040 of the Code, to limit any remedy of Landlord pursuant to Section 1951.2 or 1951.4 of the Code by means of proof that enforcement of a restriction on use of the Premises would be unreasonable.

21.9 Effect of Transfer. The following conditions shall apply with respect to each Transfer, whether or not requiring Landlord’s consent:

(a) Each and every covenant, condition or obligation imposed upon Tenant by this Lease and each and every right, remedy or benefit afforded Landlord by this Lease shall not be impaired or diminished as a result of such Transfer.

(b) Tenant shall pay to Landlord on a monthly basis, fifty percent (50%) of the excess of any sums of money, or other economic consideration received by Tenant from the Transferee in such month (whether or not for a period longer than one month), including higher rent, bonuses, key money, or the like over the aggregate of the total sums which Tenant pays Landlord under this Lease in such month, or the prorated portion thereof if the Premises transferred is less than the entire Premises. The amount so derived shall be paid with Tenant’s payment of Minimum Monthly Rent.

(c) No Transfer, whether or not consent of Landlord is required hereunder, shall relieve Tenant of its primary obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by landlord from any person shall not be deemed to be a waiver by landlord of any provision of this Lease or to be a consent to any Transfer of the Premises.

(d) If Landlord consents to a sublease, such sublease shall not extend beyond the expiration of the Term of this Lease.

(e) No Transfer shall be valid and no transferee shall take possession of the Premises or any part thereof unless, Tenant shall deliver to Landlord, at least ten (10) days prior to the effective date of such Transfer, a duly executed duplicate original of the Transfer instrument in form satisfactory to Landlord which provides that (i) the transferee assumes Tenant’s obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions contained herein, (ii) such transferee will, at Landlord’s election, attorney directly to Landlord in the event Tenant’s Lease is terminated for any reason on the terms set forth in the instrument of transfer, (iii) such instrument of transfer contains such other assurances as Landlord reasonably deems necessary, and (iv) in the case of any Transfer that requires Landlord’s consent, Tenant and the transferee execute and deliver to Landlord Landlord’s consent document.

21.10 Costs. Tenant shall reimburse Landlord as additional rent for Landlord’s reasonable attorneys’ fees and costs incurred in conjunction with the processing and documentation of any proposed Transfer of the Premises, whether or not consent is required or granted, and Tenant shall also reimburse Landlord as additional rent for Landlord’s internal processing and administrative costs (not to exceed $750.00 per Transfer) in connection with any proposed Transfer, whether or not consent is required or granted.

21.11 Collection of Rent. If, without Landlord’s consent when required under this Article 21, this Lease is assigned, or any part of the Premises is sublet or occupied by anyone other than Tenant or this Lease is encumbered (by operation of law or otherwise), Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved. No such collection shall be deemed a waiver of the provisions of this Article 21, an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant’s covenants hereunder, and in all cases Tenant shall remain fully liable for its obligations under this Lease.

ARTICLE 22

ENTRY BY LANDLORD

22.1 Rights of Landlord. Tenant shall permit Landlord and Landlord’s agents and any mortgagee under a mortgage or beneficiary under a deed of trust encumbering the Building containing the Premises and such party’s agents to enter the Premises at all reasonable times, and upon reasonable advance written notice (provided that no advance notice need be given if an emergency (as determined by Landlord in its good faith judgment) necessitates an immediate entry or prior to entry to provide routine janitorial services), for the purpose of (a) inspecting the same, (b) maintaining the Building, (c) making repairs, replacements, alterations or additions to any portion of the Building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, (d) posting notices of non-responsibility for alterations, additions or repairs, (c) placing upon the Building any usual or ordinary “for sale” signs and showing the space to prospective purchasers, investors and lenders, without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned, and (e) placing on the Premises any “to let” or “to lease” signs and marketing and showing the Premises to prospective tenants at any time within six (6) months prior to the expiration of this Lease. This Section in no way affects the maintenance obligations of the parties hereto.

ARTICLE 23

SIGNS

23.1 Approval, Installation and Maintenance. Tenant shall not place on the Premises or on the Building or the Common Areas of the Complex, any exterior signs or advertisements nor any interior signs or advertisements that are visible from the exterior of the Premises, without Landlord’s prior written consent, which Landlord reserves the right to withhold for any aesthetic or other reason in its sole and absolute discretion. The cost of installation and regular maintenance of any such signs approved by Landlord shall be at the sole expense of Tenant. At the termination of this Lease, or any extension thereof, Tenant shall remove all its signs, and all damage caused by such removal shall be repaired at Tenant’s expense.

23.2 Directory. The main lobby in the first floor of the Building contains a directory wherein the Building’s tenants will be listed. Tenant shall be entitled to have its name listed in such directory.

23.3 Monument Signage. In the event that Landlord maintains monument signage in the Common Areas located outside of the Building and such monument signage shall list the name of any tenant, Tenant shall be entitled to have its name listed on such monument sign, but in no event shall Tenant be entitled to more than its Proportionate Share of the space on any such monument sign available for tenants. The design, size, color and location of Tenant’s name on such sign shall be subject to Landlord’s prior reasonable approval and consistent with the Building’s standard monument signage criteria, if any. So long as Tenant shall have been granted the foregoing signage on one monument sign, Landlord shall have the right to locate additional monument signs in the outside Common Areas or elsewhere in the Complex for the exclusive benefit of one or more other tenants, and Tenant shall have no rights to be listed thereon.

ARTICLE 24

DEFAULT

24.1 Definition. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

(a) Payment. Any failure by Tenant to pay the rent or to make any other payment required to be made by Tenant hereunder when due;

(b) Transfer. Tenant shall have sublet the Premises or assigned its interest in the Lease or otherwise entered into a Transfer in breach of the Article 21 hereof; or

(c) Required Documents. Tenant shall have failed to deliver documents required of it pursuant to Article 31 or Article 32 hereof within the time periods specified therein; or

(d) Other Covenants. A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for ten (10) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within the ten (10) day period allowed, Tenant shall not be deemed to be in default if Tenant shall, within such ten (10) day period, commence to cure and thereafter diligently prosecute the same to completion; or

(e) Receivership. Either (1) the appointment of a receiver (except a receiver appointed at the instance or request of Landlord) to take possession of all or substantially all of the assets of Tenant, or (2) a general assignment by Tenant for the benefit of creditors, or (3) any action taken or suffered by Tenant under any insolvency or bankruptcy act shall constitute a breach of this Lease by Tenant. In such event, Landlord may, at its option, declare this Lease terminated and forfeited by Tenant, and Landlord shall be entitled to immediate possession of the Premises. Upon such notice of termination, this Lease shall terminate immediately and automatically by its own limitation; or

(f) Multiple Defaults. Any two (2) failures by Tenant to observe and perform any provision of this Lease during any twelve (12) month period of the term, as such may be extended, shall constitute, at the option of Landlord, a separate and non-curable default.

ARTICLE 25

REMEDIES UPON DEFAULT

25.1 Termination and Damages. In the event of any default by Tenant, then in addition to any other remedies available to landlord herein or at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 or any other applicable existing or future laws providing for recover of damages for such breach, including but not limited to the following:

(a) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; and

(e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the applicable law in the state in which the Premises are located.

25.2 Definition. As used in subsections 25.1(a) and (b) above, the “worth at the time of award” is computed by allowing interest at the rate of ten percent (10%) per annum. As used in subsection 25.1(c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank for the region in which the complex is located at the time of award plus one percent (1%).

25.3 Personal Property. In the event of any default by Tenant, Landlord shall also have the right and option, with or without terminating this Lease, to do any one or combination of the following:

(a) to reenter the Premises and remove all persons and property from the Premises;

(b) to have all of Tenant’s fixtures, furniture, equipment, improvements, additions, alterations and other personal property remain upon the Premises during the length of any default by Tenant or a lesser period; or

(c) to require Tenant to forthwith remove such property.

Landlord shall have the sole right to take exclusive possession of such property and to use it, rent, or charge free, until all defaults are cured. If Landlord shall remove property from the Premises, Landlord may, in its sole and absolute discretion, store such property in the complex, in a public warehouse or elsewhere. All costs incurred by landlord under this section, including, without limitation, those for removal and storage (including, without limitation, charges imposed by Landlord for storage within the Complex), shall be at the sole cost of and for the account of Tenant. The rights stated herein are in addition to Landlord’s rights described in Article 17.

25.4 Recovery of Rent; Reletting.

(a) In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to reenter as provided in Section 25.3 above, or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Section 25.1 above, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including, without limitation, Landlord’s right from time to time, without terminating this Lease, to either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable with the right to make alterations and repairs to the

Premises. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiation of Landlord or other legal proceeding granting landlord or its agent possession to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession.

(b) In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

(c) No reentry or taking possession of the Premises or any other action under this Section shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, landlord may at any time after such reletting elect to terminate this Lease for any such default.

(d) Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations).

(e) Tenant’s Subleases. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, landlord may:

(1) Terminate any sublease, license, concession, or other consensual arrangement for possession entered into by Tenant and affecting the Premises or any portion thereof; or

(2) Choose to succeed to Tenant’s interest in such an arrangement. If Landlord elects to succeed to Tenant’s interest in such an arrangement, Tenant shall, as of the date of notice by Landlord of that election, have no further right to, or interest in, the Rent or other consideration receivable under that arrangement.

25.5 No Waiver. Efforts by Landlord to mitigate the damages caused by Tenant’s default in this Lease shall not constitute a waiver of Landlord’s right to recover damages hereunder, nor shall Landlord have any obligation to mitigate damages hereunder.

25.6 Curing Defaults. If Tenant defaults in the performance of its obligations under this Lease, Landlord, without waiving such default, may perform such obligation at Tenant’s expense: (a) immediately, and without notice, in the case of emergency or if the default (i) materially interferes with the use by any other tenant of the Building, (ii) materially interferes with the efficient operation of the Building, (iii) results in a violation of any federal, state or local law, rule, ordinance or regulation, or (iv) results or will result in a cancellation of any insurance policy maintained by Landlord, and (b) in any other case if such default continues after ten (10) days from the date Landlord gives notice of Landlord’s intention to perform the defaulted obligation. All costs and expenses incurred by landlord in connection with any such performance by it and all costs and expenses, including reasonable counsel fees and disbursements, incurred by landlord in any action or proceeding (including any unlawful detainer proceeding) brought by Landlord to enforce any obligation of Tenant under this lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord on demand, with interest thereon at the rate provided in this Lease for past due sums from the date incurred by landlord. Except as expressly provided to the contrary in this Lease, all costs and expenses which, pursuant to this Lease are incurred by Landlord and payable to Landlord by Tenant, and all charges, amounts and sums payable to Landlord by Tenant for any property, material, labor, utility or other services which, pursuant to this Lease or at the request and for the account of Tenant, are provided, furnished or rendered by Landlord, shall become due and payable by Tenant to Landlord in accordance with the terms of the bills rendered by landlord to Tenant.

25.7 Cumulative Remedies. The various rights, options, election powers, and remedies of Landlord contained in this Article and elsewhere in this Lease shall be construed as cumulative and no one of them exclusive of any others or of any legal or equitable remedy which Landlord might otherwise have in the event of breach or default, and the exercise of one right or remedy by landlord shall not in any way impair its right to any other right or remedy.

ARTICLE 26

BANKRUPTCY

26.1 Bankruptcy Events. If at any time during the term of this Lease there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, or if a receiver or trustee takes possession of any of the assets of Tenant, or if the leasehold interest herein passes to a receiver, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement (any of which are referred to herein as “a bankruptcy event”), then the following provisions shall apply:

(a) Assume or Reject. At all events any receiver or trustee in bankruptcy or Tenant as debtor in possession (“debtor”) shall either expressly assume or reject his Lease within the earlier of sixty (60) days following the entry of an “Order for Relief” or such earlier period of time provided by law.

(b) Cure. In the event of an assumption of the Lease by a debtor, receiver or trustee, such debtor, receiver or trustee shall immediately after such assumption (1) cure any default or provide adequate assurances that defaults will be promptly cured; and (2) compensate Landlord for actual pecuniary loss or provide adequate assurances that compensation will be made for actual pecuniary loss; and (3) provide adequate assurance of future performance.

(c) Adequate Assurance. For the purposes of paragraph 26.1(b), adequate assurance of future performance of all obligations under this Lease shall include, but is not limited to:

(1) written assurance that rent and any other consideration due under the Lease shall first be paid before any other of Tenant’s costs of operation of its business in the Premises is paid;

(2) written agreement that assumption of this Lease will not cause a breach of any provision hereof including, but not limited to, any provision relating to use or exclusivity in this or any other Lease, or agreement relating to the Premises, or if such a breach is caused, the debtor, receiver or trustee will indemnify Landlord against such loss (including costs of suit and attorneys’ fees), occasioned by such breach;

(d) Landlord’s Obligation. Where a default exists under the Lease, the party assuming the Lease may not require Landlord to provide services or supplies incidental to the Lease before its assumption by such trustee or debtor, unless Landlord is compensated under the terms of the Lease for such services and supplies provided before the assumption of such Lease.

(e) Assignment. The debtor, receiver, or trustee may assign this Lease only if adequate assurance of future performance by the assignee is provided, whether or not there has been a default under the Lease. Any consideration paid by any assignee in excess of the rental reserved in the Lease shall be the sole property of, and paid to, Landlord. Upon assignment by the debtor or trustee, the obligations of the Lease shall be deemed to have been assumed, and the assignee shall execute an assignment agreement on request of Landlord.

(f) Fair Value. Landlord shall be entitled to the fair market value for the Premises and the services provided by Landlord (but in no event less than the rental reserved in the Lease) subsequent to the commencement of a bankruptcy event.

(g) Reservation of Rights. Landlord specifically reserves any and all remedies available to Landlord in Article 25 hereof or at law or in equity in respect of a bankruptcy event by Tenant to the extent such remedies are permitted by law.

ARTICLE 27

SURRENDER OF LEASE

27.1 No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work as a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

ARTICLE 28

LANDLORD’S EXCULPATION

28.1 Limited Liability. In the event of default, breach, or violation by Landlord (which term includes Landlord’s partners, members, managers, co-venturers, co-tenants, officers, directors, employees, agents, or representatives) of any Landlord’s obligations under this Lease, Landlord’s liability to Tenant shall be limited to its ownership interest in the Premises (or its interest in the Building, if applicable) or the proceeds of a public sale of such interest pursuant to foreclosure of a judgment against Landlord. Landlord (as defined in Section 28.1) shall not be personally liable for any deficiency beyond its interest in the Premises.

28.2 Landlord’s Liability. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to such property, or for the loss of or damage to any property of Tenant by theft or otherwise. Landlord, its property manager and Landlord’s lender shall not be liable for any injury or damage to persons or property or interruption of Tenant’s business resulting from fire or other casualty, any damage caused by other tenants or persons in the Building, the Parking Garage, the Common Areas or the Complex, or by construction of any private, public or quasi-public work.

ARTICLE 29

ATTORNEYS’ FEES

29.1 Attorneys’ Fees. In the event of any litigation or arbitration (if each party in its sole and absolute discretion elects to use arbitration) proceeding between the parties with respect to this Lease, then all costs and expenses, including, without limitation, all reasonable professional fees such as appraisers’, accountants’ and attorneys’ fees, incurred by the prevailing party therein shall be paid or reimbursed by the other party. The “prevailing party” means the party determined by the court or arbitrator (if the parties elected use arbitration) to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered. Further, in the event of any default by a party under this Agreement after notice and the expiration of the applicable cure period, such defaulting party shall pay all the expenses and attorneys’ fees incurred by the other party in connection with such default, whether or not any litigation is commenced. Should Landlord be named as defendant or requested or required to appear as a witness or produce any documents in any suit brought by Tenant against any other party or against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including, without limitation, all reasonable professional fees such as appraisers’, accountants’ and attorneys’ fees. The provisions of this section shall survive the expiration or termination of this Lease.

ARTICLE 30

NOTICES

30.1 Writing. All notices, demands and requests required or permitted to be given or made under any provision of this Lease shall be in writing and shall be given or made by personal service or by mailing same by registered or certified mail, return receipt requested, postage prepaid, or overnight by Fed Ex or reputable courier which provides written evidence of delivery or other means of confirmation that the notice was sent, addressed to the respective party at the address set forth in Section 1.2 of this Lease or at such other address as the party may from time to time designate, by a written notice sent to the other in the manner aforesaid.

30.2 Effective Date. Any such notice, demand or request (“notice”) shall be deemed given or made on the third day after the date so mailed. Notwithstanding the foregoing, notice given by personal delivery or by fax to the party at its address or fax number as aforesaid shall be deemed given on the day on which delivery is made or the fax is sent, respectively. Notice given overnight by a reputable courier service which provides written evidence of delivery shall be deemed given on the business day immediately following deposit with the courier service.

30.3 Authorization to Receive. Each person and/or entity whose signature is affixed to this Lease as Tenant or as guarantor of Tenant’s obligations (“obligor”) designates such other obligor its agent for the purpose of receiving any notice pertaining to this Lease or service of process in the event of any litigation or dispute arising from any obligation imposed by this Lease.

ARTICLE 31

SUBORDINATION AND FINANCING PROVISIONS

31.1 Priority of Encumbrances. This Lease is subordinate to any ground lease, mortgage, deed of trust or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior to subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

31.2 Execution of Documents. Tenant agrees to execute any documents required to further effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, if requested by Landlord or any lender. It is understood by all parties that Tenant’s failure to execute the subordination documents referred to above may cause Landlord serious financial damage by causing the failure of a financing or sale transaction.

31.3 Attornment. If the holder of any ground lease, mortgage, deed of trust or security described above (or its successor-in-interest), enforces its remedies provided by law or under the pertinent mortgage, deed of trust or security instrument and succeeds to Landlord’s interest in the Premises, Tenant shall, upon request of any person succeeding to the interest of such lender as result of such enforcement, automatically become the Tenant of said successor-in-interest without change in the terms or other provisions of this Lease; provided, however, that such successor-in-interest shall not be (i) bound by any payment of rent for more than thirty (30) days in advance, except prepayment in the nature of security for the performance by Tenant of its obligations under this Lease, (ii) liable for any act or omission of any previous landlord (including Landlord), (iii) subject to any offset, defense, recoupment or counterclaim that Tenant may have given to any previous landlord (including Landlord), or (iv) liable for any deposit that Tenant may have given to any previous landlord (including Landlord) that has not, as such, been transferred to said successor-in-interest. Within ten (10) days after receipt of request by said successor-in-interest, Tenant shall execute and deliver an instrument or instruments confirming such attornment, including a non-disturbance, attornment and subordination agreement in a form required by such successor-in-interest.

31.4 Notice and Right to Cure Default. Tenant agrees to give any mortgagee(s) and/or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in the Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary if, within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

31.5 Reasonable Accommodations. In connection with any financing of the Building, Tenant shall consent to any reasonable modifications of this Lease requested by any lending institution, provided such modifications do not increase the Rent, materially increase the obligations, or materially and adversely affect the rights, of Tenant under this Lease.

ARTICLE 32

ESTOPPEL CERTIFICATES

32.1 Execution by Tenant. Within ten (10) days after receipt of written request by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate acknowledging such facts regarding this Lease as Landlord may reasonably require, including, without limitation, that to the extent of Tenant’s knowledge (i) this Lease is in full force and effect, binding and enforceable in accordance with its terms and unmodified (or if modified, specifying the written modification documents); (ii) no default exists on the part of Landlord or Tenant under this Lease; (iii) there are no events which with the passage of time, or the giving of notice, or both, would create a default under this Lease; (iv) no rent in excess of one month’s rent has been paid in advance; (v) Tenant has not received any written notice of any other sale, assignment, transfer, mortgage or pledge of this Lease or the rent due hereunder; and (vi) Tenant has no defense, setoff, recoupment or counterclaim against Landlord. Any such estoppel certificate may be relied upon by Landlord, any lender and any prospective purchaser of the Building or the Complex or any interest therein. Failure to comply with this Article shall be a material breach of this Lease by Tenant giving Landlord all rights and remedies under this Lease, as well as a right to damages caused by the loss of a loan or sale which may result from such failure by Tenant.

32.2 Financing. If Landlord desires to finance or refinance the Premises, or any part thereof, or the Building, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. Such statements shall include the past three (3) years’ financial statements of Tenant. All such financial statements shall be received by Landlord and such lender in confidence and shall be used only for the purposes herein set forth.

ARTICLE 33

MISCELLANEOUS PROVISIONS

33.1 Effect of Waiver. The waiver by Landlord or Tenant of any breach of any Lease provision by the other party shall not be deemed to be a waiver of such Lease provision or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. Any failure by Landlord or Tenant to insist upon strict performance by the other of this Lease of any of the terms and provisions of the Lease or any guaranty of this Lease shall not be deemed to be a waiver of any of the terms or provisions of the Lease or such guaranty, and Landlord or Tenant, as the case may be, shall have the right thereafter to insist upon strict performance by the other of any and all of them.

33.2 Month-to-Month Tenancy on Acceptance. If Tenant should remain in possession of the Premises after the expiration of the Lease term and without executing a new Lease, then, upon acceptance of rent by Landlord, such holding over shall be construed as a tenancy from month-to-month, subject to all the conditions, provisions and obligations of this Lease as existed during the last month of the term hereof, so far as applicable to a month to month tenancy, except that the Minimum Monthly Rent shall be equal one hundred fifty percent (150%) of the greater of (a) the Minimum Monthly Rent payable immediately prior to the expiration or sooner termination of the Lease, or (b) the then fair market rent; provided, however, that Tenant shall also be liable for any and all damages suffered or sustained by Landlord as a result of such holdover, including, without limitation, any loss or rental income from any other tenant that was interested in leasing all or any portion of the Premises, brokerage commissions, design fees and any other damages as a result. Additionally, in the event that upon termination of the Lease, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant’s sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this section shall apply.

33.3 Binding Effect. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

33.4 Time of the Essence. Time if of the essence of this Lease with respect to each and every article, section and subsection hereof.

33.5 Release of Landlord. If, during the term of this Lease, Landlord shall sell its interest in the Building or the Complex of which the Premises form a part, or the Premises, then from and after the effective date of the sale or conveyance, Landlord shall be released and discharged from any and all obligations and responsibilities under this Lease, except those already accrued.

33.6 Rules and Regulations. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and the Building and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect thereto. Tenant agrees to abide by and conform to all such rules and regulations, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Landlord shall not be responsible to Tenant for the non-compliance with said rules and regulations by other tenants of the Building or the Complex.

33.7 Transfer to Purchaser. If any security be given by Tenant to secure the faithful performance of all or any of the covenants of this Lease on the part of Tenant, Landlord may transfer and/or deliver the security, as such, to the purchaser of the reversion, in the event that the reversion be sold, and thereupon Landlord shall be discharged from any further liability in reference thereto.

33.8 Late Charges. Tenant acknowledges that late payment by Tenant to Landlord of rent or any other payment due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of rent, or any other payment due hereunder from Tenant is not received by Landlord when due, Tenant shall pay to Landlord an additional sum of five percent (5%) of such rent or other charge as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the cost that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant default with respect to the overdue amount, or prevent Landlord from exercising any other rights or remedies available to Landlord.

33.9 Interest. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the lesser of ten percent (10%) per annum or the maximum rate of interest permitted to be contracted by law. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease.

33.10 Authorization to Execute. If Tenant is a corporation, limited liability company, partnership or other entity, each individual executing this Lease on behalf of said organization represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said organization in accordance with a duly adopted resolution or other applicable authorization of said organization, and that this Lease is binding upon said organization in accordance with its terms. Further, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution or other applicable authorization of said organization authorizing or ratifying the execution of this Lease.

33.11 Captions. The captions of this Lease are for convenience only and are not a part of this Lease and do not in ay way limit or amplify the terms and provisions of this Lease.

33.12 Number and Gender. Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, the plural shall include the singular, and the masculine gender shall include the feminine and neuter genders, and the word “person” shall include corporation, firm or association. If there be more than one Tenant, the obligations imposed under this Lease upon Tenant shall be joint and several.

33.13 Modifications. This instrument contains all of the agreements, conditions and representations made between the parties to this Lease and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties to this Lease.

33.14 Payments. Except as otherwise expressly stated, each payment required to be made by Tenant shall be in addition to and not in substitution for other payments to be made by Tenant.

33.15 Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

33.16 No Offer. The preparation and submission of a draft of this Lease by either party to the other shall not constitute an offer, nor shall either party be bound to any terms of this Lease or the entirety of the Lease itself until both parties have fully executed a final document and an original signature document has been received by both parties. Until such time as described in the previous sentence, either party is free to terminate negotiations with no obligation to the other.

33.17 Light, Air and View. If at any time any windows of the Premises are temporarily darkened or covered over by reason of any repair, maintenance or restoration work, or any of such windows are permanently darkened or covered over due to any applicable governmental law or requirement or there is otherwise a diminution of light, air or view by another structure which may hereinafter be erected (whether or not by Landlord), Landlord shall not be liable for any damages and Tenant shall not be entitled to any compensation or abatement of any Rent, nor shall the same release Tenant from its obligations hereunder or constitute an actual or constructive eviction.

33.18 Public Transportation Information. Tenant shall establish and maintain during the Term hereof a program to encourage maximum use of public transportation by personnel of Tenant employed on the Premises, including, without limitation, the distribution to such employees of written materials explaining the convenience and availability of public transportation facilities adjacent or proximate to the Complex, staggering working hours of employees, and encouraging use of such facilities, all at Tenant’s sole reasonable cost and expense. Tenant shall comply with all requirements of any local transportation management ordinance.

33.19 Joint and Several Liability. Should Tenant consist of more than one person or entity, they shall be jointly and severally liable on this Lease.

33.20 Survival of Obligations. All obligations of Tenant which may accrue or arise during the term of this Lease or as a result of any act or omission of Tenant during said term shall, to the extent they have not been fully performed, satisfied or discharged, survive the expiration or termination of this Lease.

33.21 Real Estate Brokers. Landlord and Tenant each represents and warrants to the other party that it has not authorized or employed, or acted by implication to authorize or employ, any real estate broker or salesman to act for it in connection with this Lease, except for the Broker identified in Article 1. Landlord and Tenant shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman whom the indemnifying party authorized or employed, or acted by implication to authorize or employ, to act for the indemnifying party in connection with this Lease.

33.22 Waiver of California Code Sections. In this Lease, numerous provisions have been negotiated by the parties, some of which provisions are covered by the statute. Whenever a provision of this Lease and a provision of any statute or other law cover the same matter, the provisions of this Lease shall control. Therefore, Tenant waives (for itself and all persons claiming under Tenant) the provisions of Civil Code Sections 1932(2) and 1933(4) with respect to the destruction of the Premises; Civil Code Sections 1941 and 1942 with respect to Landlord’s repair duties and Tenant’s right to repair; Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises by condemnation as herein defined; and any right of redemption or reinstatement of Tenant under any present or future case law or statutory provision (including Code of Civil Procedure Sections 473 and 1179 and Civil Code Section 3275) in the event Tenant is dispossessed from the Premises for any reason. This waiver applies to future statutes enacted in addition to or in substitution for the statutes specified herein.

33.23 Quiet Enjoyment. So long as Tenant pays all of the Minimum Monthly Rent, all additional rent and other sums and charges under the Lease and otherwise performs all of its obligations in the Lease, Tenant shall have the right to possession and quiet enjoyment of the Premises free from any unreasonable disturbance or interference, subject to the terms and provisions of this Lease. Landlord represents and warrants that it has the full right and power to execute and perform this Lease and to grant the estate demised herein.

33.24 Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.

LANDLORD:		TENANT

SRI MISSION TOWERS II LLC, A Delaware limited liability company		ARTISOFT, INC., a Delaware corporation (dba “Vertical Communications”)

By:	/s/ James A. Pierre	By:	/s/ Duncan G. Perry
Name:	James A. Pierre	Name:	Duncan G. Perry
Its:	Vice President	Its:	CFO

EXHIBIT A

PLAN OF THE COMPLEX

A-1

EXHIBIT B

FLOOR PLAN OF THE PREMISES

B-1

EXHIBIT C

WORK LETTER FOR CONSTRUCTION OBLIGATIONS

a. Plans. Landlord, at Landlord’s sole cost and expense, except as provided below, shall cause to be performed those improvements (the “Tenant Improvements”) to the Premises which are specifically described in the plan (the “Preliminary Plan”) identified on Schedule 1 attached hereto. After the execution hereof, Landlord shall prepare and submit to Tenant for Tenant’s reasonable approval such additional plans, specifications and/or drawings (“Additional Plans”), if any, as are required for the construction of the Tenant Improvements. Tenant shall promptly submit to Landlord (but in no event later than three (3) Business Days after Landlord’s request) any information required by Landlord to complete such Additional Plans. Tenant shall approve or disapprove of the Additional Plans within three (3) Business Days of Tenant’s receipt thereof. All references hereinafter to the “Plans” shall refer to the Preliminary Plan as modified and/or superseded, as applicable, by the Additional Plans, as the same may be further revised from time to time in accordance with the following provisions of this Paragraph 4.

b. Construction. Landlord and Tenant acknowledge that a contractor designated by Landlord (“Landlord’s Contractor”) shall construct the Tenant Improvements. “Substantial Completion” of the Tenant Improvements shall be deemed to have occurred when they have, in Landlord’s reasonable judgment, been completed in accordance with Plans, subject only to the completion or correction of “Punch List Items.” Punch List Items shall mean incomplete or defective work or materials in the Tenant Improvements which do not materially impair Tenant’s use of the Premises for the conduct of Tenant’s business therein. Tenant shall accept the Premises upon notice from Landlord that the Tenant Improvements have been Substantially Completed. Tenant’s commencement of the conduct of business from the Premises or any portion thereof shall conclusively establish that the Tenant Improvements have been Substantially Completed, but the foregoing shall not relieve Landlord from its obligation to diligently complete and correct Punch List Items after the Commencement Date as set forth in Section 4.5 of the Lease.

c. Changes. In the event that Tenant shall desire any change in or to the Plans (a “Change”), Tenant shall submit such change to Landlord for its tentative approval (which approval shall not be unreasonably withheld). If Landlord shall tentatively approve of such Change, Landlord shall cause Landlord’s architect to prepare a change order with respect to such change on Landlord’s standard form therefore (a “Change Order”), and, if determined appropriate by Landlord, revised Plans implementing such Change and Tenant shall be responsible for Landlord’s reasonable architectural charges in connection therewith. Landlord’s final approval shall be required for any such Changes (which approval shall not be unreasonably withheld), provided, however, that Landlord shall have at least five (5) Business Days after receipt of the Change Order and revised Plans, if any, to review any proposed Change. In the event that Landlord shall approve any proposed Change, together with such approval, if practicable, and if not practicable as soon thereafter as is practicable, Landlord shall give Tenant Landlord’s estimated increase or decrease in the cost of the Tenant Improvements which would result from incorporating such Change and Landlord’s estimate of the delay, if any, in the commencement or completion of the Tenant Improvements which would result from

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incorporating such Change. Landlord will use reasonable care in preparing the estimates, but they shall be good faith estimates only and will not limit Tenant’s obligation to pay for the actual increase in the cost of the Tenant Improvements or Tenant’s responsibility for the actual construction delay resulting from the Change. Within two (2) Business Days after receipt of such cost and delay estimates, Tenant shall notify Landlord in writing whether Tenant approves the Change. If Tenant fails to approve the Change within such two (2) Business Day period, construction of the Tenant Improvements shall proceed as provided in accordance with the Plans as they existed prior to the requested Change. If, following Tenant’s review of the estimated costs and delays, Tenant desires Landlord to incorporate the Change into the Tenant Improvements, then Tenant and Landlord shall execute the Change Order for such Change, and the term “Plans” shall thereafter be deemed to refer to the then existing Plans as amended by the Change Order and, if applicable, as revised and approved pursuant to the foregoing. If the Change increases the cost of the Tenant Improvements Tenant shall be liable for the additional cost, which cost shall be payable, at Landlord’s option, either prior to commencement of work on the Change, or during the course of construction of the Tenant Improvements or after completion of the Tenant Improvements.

d. Tenant Delays. Tenant shall be responsible for, and shall pay to Landlord, any and all costs and expenses (including lost rent) incurred by Landlord in connection with the following, or by reason of any delay in the commencement or completion of the Tenant Improvements caused by the following: (i) the failure of Tenant to approve any Additional Plans or to submit to Landlord any information required in connection therewith by the dates or within the time periods set forth in Paragraph 4.a. above; (ii) any delay by Tenant in promptly responding to inquiries from Landlord or its authorized agents or employees regarding the construction of the Tenant Improvements or in granting Tenant’s prompt approval of Additional Plans or materials or finishes for the Tenant Improvements, (iii) any Changes requested by Tenant (including any costs or delays resulting from proposed Changes that are not ultimately made); (iv) any failure by Tenant to timely pay any amounts due from Tenant hereunder (it being acknowledged that if Tenant fails to make or otherwise delays making such payments, Landlord may stop work on the Tenant Improvements rather than incur costs which Tenant is obligated to fund but has not yet done so and any delay from such a work stoppage will be a Tenant Delay); (v) the inclusion in the Tenant Improvements of any so-called “long-lead” materials (such as fabrics, paneling, tiling, carpeting, light fixtures, HVAC equipment or other items that must be imported or are of unusual character or limited availability); (vi) any interference by Tenant with the construction of the Tenant Improvements; or (vii) any other delay requested or caused by Tenant. Each of the foregoing is referred to herein and in the Lease as a “Tenant Delay.” Landlord shall endeavor in good faith to notify Tenant of any Tenant Delay as soon as practicable after Landlord has actual knowledge of the Delay, and the estimated impact of the Tenant Delay upon the commencement or completion of the Tenant Improvements or the cost thereof.

e. As-Is. Except as provided above in this Exhibit C, Landlord shall deliver the Premises to Tenant in their as-is condition, and Landlord shall have no obligation to make or pay for any alterations, additions, improvements or renovations thereto to prepare the same for Tenant’s occupancy.

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EXHIBIT D

ACKNOWLEDGMENT OF COMMENCEMENT DATE

Re:	Lease dated as of , 2005 (the “Lease”) between , a Delaware limited liability company (“Landlord”) and (“Tenant”), for premises located on the Floor of the building located at .

Ladies and Gentleman:

This letter is given pursuant to Section 4.2 of the Lease. Capitalization terms not otherwise defined herein are used herein as defined in the Lease.

The Commencement Date under the Lease with respect the Premises occurred on             , which is the date Landlord delivered the Premises to Tenant with the Tenant Improvements Substantially Complete. Accordingly, the Expiration Date under the Lease is             , which is the last day of the             full calendar month following the Commencement Date.

Please sign and return the enclosed copy of this letter evidencing your agreement with the foregoing. If we do not receive the countersigned letter from you within ten (10) days of the date hereof, or your letter disagreeing with the foregoing with such ten (10) day period, you will be deemed to have agreed to the duties set forth in this letter.

SRI MISSION TOWERS II LLC,
a Delaware limited liability company

By:
Name:
Title:

AGREED

By:
Name:
Title:

D-1

EXHIBIT E

RULES & REGULATIONS

All capitalized terms referred to in this Exhibit shall have the same meaning provided in the Office Lease to which this Exhibit is attached, except where expressly provided to the contrary in this Exhibit E.

1. No sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises and if the Premises are situated on the ground floor of the Building, Tenant shall further, at Tenant’s own expense, keep the sidewalks and curb directly in front of the Premises clean and free from rubbish.

2. No awning or other projection shall be attached to the outside walls or windows of the Building or Complex without the prior written consent of Landlord in its sole and absolute discretion. No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord in its sole and absolute discretion. Such awnings, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approve by Landlord, and shall be attached in the manner approved by Landlord in its sole and absolute discretion. All lighting fixtures hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design, bulb color, size and general appearance approved by Landlord.

3. No sign, advertisement, notice, lettering, decoration or other thing shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises or of the Building, without the prior written consent of Landlord in its sole and absolute discretion. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

4. The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Building or Complex shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills or in the public portions of the Building or Complex.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building or Complex, nor placed in public portions thereof without the prior written consent of Landlord.

6. The restrooms, toilets, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed, and no sweeping, rubbish, rags or other foreign substance of any kind shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who caused, or whose agents, servants, employees, contractors, visitors or licensees caused, the breakage, stoppage, or damage.

7. Tenant shall not mark, paint, drill into or in any way deface any part of the Premises or the Building or Complex. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct, in its sole and absolute discretion.

8. No animal or bird or bicycle or vehicle of any kind shall be brought into or kept in or about the Premises, Building or Complex, except seeing-eye dogs or other seeing-eye animals or other animals or equipment required by any disabled employee or invitee of Tenant.

9. Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights. Tenant shall assume all responsibility, including keeping doors locked and other means of entry to the Premises closed, for protecting the Premises from theft, robbery, and pilferage.

10. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with any occupant of the Building or Complex, or neighboring buildings or premises, or those having business with them. Tenant shall not harass or annoy any occupant of the Building or Complex, including, without limitation, any act or conduct that may violate, breach or infringe upon any federal, state or local laws or civil rights, including those pertaining to the protection of the civil rights of any person based on sex, race, religion, sexual preference, age or other consideration. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

11. Neither Tenant nor any of Tenant’s agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Premises, Building or Complex any flammable, combustible or explosive fluid, chemical or substance.

12. No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

13. No furniture, freight, or equipment of any kind may be brought into or out of the Building without prior notice to Landlord. All moving activity into or out of the Building must be scheduled with Landlord and done only at the time and in the manner designated by Landlord. No service deliveries (other than messenger services) shall be allowed between the hours of 7:00 a.m. and 9:00 a.m., 12:00 p.m. and 1:00 p.m., and 4:00 p.m. and 6:00 p.m., Monday through Friday. Landlord may at any time restrict the elevators and areas of the Building into which messengers may enter and may require that deliveries be left at the lobby security desk for pickup by Tenant. Landlord may prescribe the weight, size, and position of all safes and other heavy property brought into the Building and the times and manner of moving those items within and out of the Building. Tenant shall not overload the floor of the Premises. If considered necessary by Landlord, safes and other heavy objects must stand on supports that are adequate to distribute the weight properly. Landlord shall not be responsible for loss of or damage to any safe or property. Any damage to any part of the Building or to its contents, occupants, or visitors caused by moving or maintaining any safe or other property referred to in this clause shall be the sole responsibility and expense of Tenant. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease which these Rules and Regulations are a part. No packages, supplies, equipment, or merchandise may be received in the Building or carried up or down in the elevators, except between those hours and in that specific elevator that Landlord shall designate.

14. Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Building which, in Landlord’s good faith opinion, tends to impair the reputation of the Building or its desirability as a first class building for offices and/or commercial services and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

15. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. Monday through Friday, and at all hours on Saturdays, Sundays and legal holidays, all persons who do no present a pass to the Building issued by Landlord. Such hours are subject to change in Landlord’s sole and absolute discretion upon written from Landlord. Landlord may furnish passes to Tenant so that Tenant may validate and issue same. Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Building who possess a pass issued to Tenant. Landlord reserves the right to exclude or expel from the Building and Complex any person who, in Landlord’s judgment, is under the influence of alcohol or drugs or commits any act in violation of any of these Rules and Regulations.

16. When departing after the Building’s normal business hours, Tenant and Tenant’s employees and agents must be sure that the doors to the Building are securely closed and locked. Any person, including Tenant and Tenant’s employees and agents, who enters or leaves the Building at any time when it is locked or at any time considered to be after the Building’s normal business hours, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has previously arranged a pass for access to the Building. Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building of any person. Landlord reserves the right, in the event of invasion, mob, riot, public excitement, or other commotion, to prevent access to the Building or Complex during the continuance of that event by any means it considers appropriate for the safety and protection of life and property.

17. Tenant’s contractors shall, while in the Premises, Building or elsewhere in the Complex, be subject to and under the control and direction of the Building Manager (but not as agent or servant of said Building Manager or of Landlord).

18. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant’s expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

19. The requirements of Tenant will be attended to only upon application at the office of the Building. Building personnel shall not perform any work or do anything outside of their regular duties unless under special instructions from the office of the Landlord.

20. Tenant and Tenant’s employees, agents, contractors and invitees shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or common areas for the purpose of smoking tobacco products or for any other purpose. Tenant and Tenant’s employees and agents shall not obstruct those areas but use them only as a means of ingress to egress from the Premises, Building or Complex. Canvassing, soliciting and peddling in the Building or Common Areas of the Complex are prohibited and Tenant shall cooperate to prevent the same.

21. No air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord in its sole and absolute discretion. Tenant shall not waste electricity, water, or air-conditioning and shall cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air-conditioning system.

22. There shall not be used in any premises, or in the public halls, plaza areas, lobbies, or elsewhere in the Building or Complex, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or dollies, except those equipped with rubber tires and sideguards.

23. Tenant, Tenant’s agents, servants, employees, contractors, licensees, or visitors shall not park any vehicles in any driveways, service entrances, or areas posted “No Parking” and shall comply with any other parking restrictions imposed by Landlords from time to time.

24. Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Premises, Building or Complex.

25. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises.

26. Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor shall Tenant use any picture of the Building in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

27. Tenant shall not prepare any food nor do any cooking, operate or conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, except that food and beverage preparation by Tenant’s employees using microwave ovens or coffee makers shall be permitted; provided, however, no popcorn may be cooked, heated or otherwise prepared in any microwave oven or any other equipment in the Premises and no odors of cooking or other processes may emanate from the Premises. Tenant shall not install or permit the installation or use of any vending machine or permit the delivery of any food or beverage to the Premises except by such persons and in such manner as are approved in advance in writing by Landlord.

28. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not install any machine or equipment which causes noise, heat, cold or vibration to be transmitted to the structure of the Building in which the Premises are located without Landlord’s prior written consent in its sole and absolute discretion. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot which such floor was designated to carry and which is allowed by law.

29. Smoking is prohibited in the Building, including, without limitation, the main lobby, all hallways, all elevators, all elevator lobbies and all restrooms.

30. Tenant shall store all trash and garbage within the interior of the Premises. Tenant shall not place or have placed in the trash boxes or receptacles any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Building. In disposing of trash and garbage, Tenant shall comply fully with any law or ordinance governing that disposal. All trash, garbage, and refuse disposal shall be made only through entry-ways and elevators provided for that purpose and shall be made only at times designated by Landlord.

31. Tenant shall comply with requests by Landlord that Tenant inform Tenant’s employees of items of importance to Landlord.

32. Tenant may not introduce telephone, cable or other communication or telecommunication wires or other wires into the Premises without first obtaining Landlord’s approval of the method and location of such introduction. No boring or cutting for telephone wires or other wires shall be allowed without Landlord’s consent. The location of telephones, call boxes, and other office equipment affixed to the Premises shall be subject to Landlord’s prior approval.

33. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations or to make any additional reasonable Rules and Regulations that, in Landlord’s sole and absolute discretion, may be necessary for:

(a) The management, safety, care, and cleanliness of the Premises, Building or Complex;

(b) The preservation of good order; or

(c) The convenience of other occupants and tenants in the Building or Complex.

Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants. No waiver by Landlord shall be construed as a waiver of those Rules and Regulations in favor of any other tenant, and no waiver shall prevent Landlord from enforcing those Rules or Regulations against any other tenant of the Building or Complex.

EXHIBIT F

LETTER OF CREDIT

[Date]

[NAME OF LANDLORD]	[NAME OF APPLICANT]

c/o SHORENSTEIN COMPANY LLC
555 California Street, 49th Floor
San Francisco, CA 94104
Attn: Corporate Secretary

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

We hereby establish our Irrevocable Letter of Credit in your favor available by your drafts drawn on [NAME OF BANK], at sight, for any sum or sums not exceeding                      Dollars ($            ), for account of [NAME OF TENANT] at [TENANT’S ADDRESS]. Draft(s) must be accompanied by supporting documents as described below:

A written statement to [INSERT NAME OF BANK] stating that “The principal amount [or the portion requested] of this Letter of Credit is due and payable to Beneficiary in accordance with the provisions of that certain Office Lease dated                     , between Beneficiary and Applicant.”

The written statement shall be accompanied by this Letter of Credit for surrender, provided, however, that if less than the balance of the Letter of Credit is drawn, this Letter of Credit need not be surrendered and shall continue in full force and effect with respect to the unused balance, of this Letter of Credit unless and until we issue to you a replacement Letter of Credit for such unused balance, the terms of which replacement Letter of Credit shall be identical to those set forth in this Letter of Credit. We are not required to inquire as to the accuracy of the matters recited in the written statement or as to the authority of the person signing the written statement and may take the act of signing as conclusive evidence of such accuracy and his or her authority to do so. The obligation of [BANK] under this Letter of Credit is the individual obligation of [BANK], and is in no way contingent upon reimbursement with respect thereto.

Each draft must bear upon its face the clause “Drawn under Letter of Credit NO.             , dated                     , of [BANK].

This Letter of credit shall automatically extended for an additional period of one year from the present or each future expiration date unless we have notified you in writing delivered via U.S. registered mail, return receipt requested, to your address stated above, or to such other address as you shall have furnished to use for such purpose, not less than sixty (60) days before such expiration date, that we elect not to renew this Letter of Credit. Upon your receipt of such notification, you may draw your sigh draft on us prior to the then applicable expiration date for the unused balance of the Letter of Credit, which shall be accompanied by your signed written statement that you received notification of our election not to extend.

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Except so far as otherwise expressly stated herein, this Letter of Credit is subject to the “Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce – Publication No. 500.” If this Letter of Credit expires during an interruption of business as described in article 17 of Publication 500, we hereby specifically agree to effect payment if this Letter of Credit is drawn against within 30 days after the resumption of business.

We hereby agree with you that drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored if presented to the above-mentioned drawee at our office at [ADDRESS] on or before              PM [TIME ZONE], Time on [TIME EXPIRATION DATE], or such later expiration date to which this Letter of Credit is extended pursuant to the terms hereof.

If at any time Beneficiary or its authorized transferee is not in possession of the original of this letter of credit (together with all amendments, if any) because such original has been delivered to us as required hereunder for a draw thereon or transfer thereof, our obligations as set forth in this letter of credit shall continue in full force and effect as if Beneficiary or such authorized transferee still held such original, and any previous delivery to us, without return by us, of such original shall be deemed to have satisfied any requirement that such original be delivered to us for a subsequent draw hereunder or transfer hereof.

This Letter of Credit may be, without charge and without recourse, assigned to, and shall inure to the benefit of, any successor in interest to [LANDLORD], under the Office Lease. Transfer charges, if any, are for the account of the Applicant.

Sincerely, [BANK]

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